                                                                  EXECUTION COPY

                                                                   Exhibit 10.22

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                                CM CAPITAL CORPORATION

                                         AND

                            CORE-MARK INTERNATIONAL, INC.

                             CORE-MARK MIDCONTINENT, INC.

                        CORE-MARK INTERRELATED COMPANIES, INC.

                                         AND

                            THE OTHER SELLERS NAMED HEREIN

                       ----------------------------------------

                     RECEIVABLES SALE AND CONTRIBUTION AGREEMENT

                       ----------------------------------------







                              Dated as of April 1, 1998


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

                                  TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
                                      ARTICLE I
                                     DEFINITIONS . . . . . . . . . . . . . . . . .  1
Section 1.01.  Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . .  1
Section 1.02.  Other Definitional Provisions . . . . . . . . . . . . . . . . . . .  6

                                      ARTICLE II
                           PURCHASE AND SALE OF RECEIVABLES
Section 2.01.  Purchase and Sale of Receivables. . . . . . . . . . . . . . . . . .  7
Section 2.02.  Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Section 2.03.  Payment of Purchase Price.. . . . . . . . . . . . . . . . . . . . . 10
Section 2.04.  No Repurchase . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Section 2.05.  Rebates, Adjustments, Returns and Reductions; Modifications . . . . 11
Section 2.06.  Limited Repurchase Obligation . . . . . . . . . . . . . . . . . . . 12
Section 2.07.  Obligations Unaffected. . . . . . . . . . . . . . . . . . . . . . . 12
Section 2.08.  Certain Charges . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Section 2.09.  Certain Allocations . . . . . . . . . . . . . . . . . . . . . . . . 13
Section 2.10.  Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . 13
Section 2.11.  Purchase of Sellers' Interest in Receivables and Receivables
                 Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

                                     ARTICLE III
                               CONDITIONS TO PURCHASES
Section 3.01.  Conditions Precedent to Company's Initial Purchase. . . . . . . . . 14
Section 3.02.  Conditions Precedent to the Addition of a Seller. . . . . . . . . . 17
Section 3.03.  Conditions Precedent to All the Company's Purchases of
                 Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Section 3.04.  Condition Precedent to Each Seller's Obligations. . . . . . . . . . 20

                                      ARTICLE IV
                            REPRESENTATIONS AND WARRANTIES
Section 4.01.  Representations and Warranties of the Company . . . . . . . . . . . 20
Section 4.02.  Representations and Warranties of the Sellers . . . . . . . . . . . 21

                                      ARTICLE V
                                  GENERAL COVENANTS
Section 5.01.  Affirmative Covenants of the Sellers. . . . . . . . . . . . . . . . 28
Section 5.02.  Reporting Requirements. . . . . . . . . . . . . . . . . . . . . . . 33
Section 5.03.  Negative Covenants. . . . . . . . . . . . . . . . . . . . . . . . . 34

                                      ARTICLE VI
                             PURCHASE TERMINATION EVENTS
Section 6.01.  Purchase Termination Events . . . . . . . . . . . . . . . . . . . . 36
Section 6.02.  Additional Remedies . . . . . . . . . . . . . . . . . . . . . . . . 38

                                     ARTICLE VII

                                                                                 PAGE
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
                           INDEMNIFICATION; EXPENSES; COSTS
Section 7.01.  Indemnities by the Sellers. . . . . . . . . . . . . . . . . . . . . 39
Section 7.02.  Indemnities by the Company. . . . . . . . . . . . . . . . . . . . . 41

                                     ARTICLE VIII
                                  SUBORDINATED NOTE
Section 8.01.  Subordinated Note . . . . . . . . . . . . . . . . . . . . . . . . . 41
Section 8.02.  Restrictions on Transfer of Subordinated Note . . . . . . . . . . . 42
Section 8.03.  Aggregate Amount. . . . . . . . . . . . . . . . . . . . . . . . . . 42

                                      ARTICLE IX
                                    MISCELLANEOUS

Section 9.01.  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
Section 9.02.  Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
Section 9.03.  No Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . . . . 43
Section 9.04.  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . 43
Section 9.05.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
Section 9.06.  Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . . . . . 43
Section 9.07.  Jurisdiction; Consent to Service of Process . . . . . . . . . . . . 44
Section 9.08.  Integration . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
Section 9.09.  Captions and Cross References . . . . . . . . . . . . . . . . . . . 44
Section 9.10.  Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . 44
Section 9.11.  No Petition in Bankruptcy . . . . . . . . . . . . . . . . . . . . . 45
Section 9.12.  Addition of Sellers . . . . . . . . . . . . . . . . . . . . . . . . 45
Section 9.13.  Treatment of Sellers other than Core-Mark; Termination
                 Thereof . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
Section 9.14.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

EXHIBIT A      Form of Subordinated Note
EXHIBIT B      Form of Additional Seller Supplement
EXHIBIT C      Form of UCC Certificate

SCHEDULE 1 Sellers' Authorized Officers
SCHEDULE 2 Location of Each Seller's Chief Executive Office
SCHEDULE 3 Lockbox Processors, Eligible Segregated Account Banks and Accounts
SCHEDULE 4 Address for Notice to Servicer
SCHEDULE 5 Seller Trade Names
SCHEDULE 6 Definition of Discounted Percentage
SCHEDULE 7 ERISA Matters
SCHEDULE 8 Form of Financial Statement Note
SCHEDULE 9 Form of General Legend

                     RECEIVABLES SALE AND CONTRIBUTION AGREEMENT


          This RECEIVABLES SALE AND CONTRIBUTION AGREEMENT dated as of April 1, 1998 (this "AGREEMENT"), is among CORE-MARK INTERNATIONAL, INC., a Delaware corporation ("CORE-MARK"), CORE-MARK INTERRELATED COMPANIES, INC., a California corporation ("CORE-MARK INTERRELATED"), CORE-MARK MIDCONTINENT, INC., an Arkansas corporation ("CORE-MARK MIDCONTINENT"; Core-Mark, Core-Mark Interrelated and Core-Mark Midcontinent, being collectively referred to herein as the "SELLERS" and individually as a "SELLER"), CM CAPITAL CORPORATION, a Delaware corporation (the "COMPANY") and Core-Mark, in its capacity as servicer (the "SERVICER").


                                 W I T N E S S E T H:

          WHEREAS, the Sellers intend to sell and/or, in the case of Core-Mark only, in its capacity as a Seller, contribute Receivables and Receivables Property (both as hereinafter defined) to the Company on the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, the Company desires to purchase and/or accept Receivables and Receivables Property from the Sellers on the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, the Sellers and the Company desire the transfer of Receivables and Receivables Property from the Sellers to the Company to be a true sale or other absolute transfer providing the Company with the full benefits of ownership of the Receivables; and

          WHEREAS, to obtain the necessary funds to purchase such Receivables and Receivables Property, the Company has entered into the Pooling Agreement (as hereinafter defined);

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:


                                      ARTICLE I
                                     DEFINITIONS

          Section 1.01. CERTAIN DEFINED TERMS. Unless otherwise defined herein, capitalized terms which are used herein shall have the meanings assigned to such terms in Section 1.1 of the Pooling Agreement and each Supplement thereto, among the Company, the Servicer and the Trustee. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ADDITIONAL SELLER SUPPLEMENT" means an instrument substantially in the form of EXHIBIT B hereto pursuant to which a Subsidiary of Core-Mark becomes a Seller party hereto.

          "AUTHORIZED OFFICERS" means those officers of the Sellers designated in SCHEDULE 1 hereto (or in such other Schedule as may be delivered by the Sellers to the other parties hereto from time to time) as duly authorized to execute and deliver this Agreement and any instruments or documents in connection herewith on behalf of the Sellers and to take, from time to time, all other actions on behalf of the Sellers in connection herewith.

          "CLOSING DATE" means the date of the initial issuance of the Investor Certificates.

          "CODE" shall mean the Internal Revenue Code of 1986, and regulations promulgated thereunder or any successor statute and related regulations.

          "COLLECTIONS" shall mean all collections, including the Aggregate Uncleared Funds Amount, and all amounts received in respect of the Receivables, including Recoveries, Seller Repurchase Payments, Seller Adjustment Payments, Servicer Indemnification Amounts paid by the Servicer and any other payments received in respect of Dilution Adjustments, together with all collections received in respect of the Related Property in the form of cash, checks, wire transfers or any other form of cash payment, and all proceeds of Receivables and collections thereof (including, without limitation, collections constituting an account or general intangible or evidenced by a note, instrument, letter of credit, security, contract, security agreement, chattel paper or other evidence of indebtedness or security, whatever is received upon the sale, exchange, collection or other disposition of, or any indemnity, warranty or guaranty payable in respect of, the foregoing and all "proceeds", as defined in Section 9-306 of the UCC as in effect in the State of New York, of the foregoing).

          "CONTRACT" means a contract between any Seller and any Person pursuant to or under which such Person shall be obligated to make payments to such Seller.

          "CORE-MARK PERSONS" means each Seller and each of its Affiliates other than the Company.

          "DISCOUNTED PERCENTAGE" has the meaning specified in SCHEDULE 6 hereto.

          "EARLY TERMINATION" shall have the meaning specified in Section 6.01.

          "EFFECTIVE DATE" means (i) with respect to each Seller on the date hereof, the date hereof and (ii) with respect to each Subsidiary of Core-Mark added as a Seller pursuant to Section 9.12, the Seller Addition Date with respect to each such Subsidiary.

          "EXCLUDED RECEIVABLE" means Receivables (without giving effect to the proviso in the definition thereof) (i) owed by Canadian Obligors, which are denominated in Canadian currency, (ii) owed by other Obligors not resident in the United States, which are denominated in a currency other than U.S. dollars, or (iii) owed to a Seller by a vendor of merchandise to such Seller, which relates to the merchandise sold by such vendor or promotional programs of such vendor.

          "ERISA AFFILIATE" shall mean, with respect to any Person, any trade or business (whether or not incorporated) that is a member of a group of which such Person is a member and which is treated as a single employer under
Section 414 of the Internal Revenue Code.

          "INSOLVENCY EVENT" with respect to the Seller, shall mean the occurrence of any one or more of the Purchase Termination Events specified in subsection 6.01(g).

          "LIEN" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) in the case of securities, any purchase option, call or other similar right of a third party with respect to such securities; PROVIDED, HOWEVER, that if a lien is imposed under Section 412(n) of the Internal Revenue Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which Section 412(n) of the Internal Revenue Code or Section 302(f) of ERISA applies, then such lien shall not be treated as a "Lien" from and after the time any Person who is obligated to make such payment pays to such plan the amount of such lien determined under Section 412(n)(3) of the Internal Revenue Code or Section 302(f)(3) of ERISA, as the case may be, and provides to the Trustee, any Agent and each Rating Agency a written statement of the amount of such lien together with written evidence of payment of such amount, or such lien expires pursuant to Section 412(n)(4)(B) of the Internal Revenue Code or Section 302(f)(4)(B) of ERISA.

          "MATERIAL ADVERSE EFFECT" shall mean, with respect to any Seller, (a) a material impairment of the ability of such Seller to perform its obligations under the Transaction Documents, (b) a material impairment of the validity or enforceability of any of the Transaction Documents against such Seller, (c) a material impairment of the collectibility of the Receivables originated by such Seller taken as a whole or (d) a material impairment of the interests, rights or remedies of the Company under the Transaction Documents or the Receivables taken as a whole.

          "MULTIEMPLOYER PLAN" shall mean, with respect to any Person, a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) as to which such Person or any ERISA Affiliate of such Person (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Internal Revenue Code) is making or accruing an obligation to make contributions, or has within any of the preceding five years made or accrued an obligation to make contributions.

          "PAYMENT DATE" has the meaning specified in subsection 2.03(a).

          "PLAN" shall mean, with respect to any Person, any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Internal Revenue Code which is maintained for employees of such Person or any ERISA Affiliate of such Person.

          "POOLING AGREEMENT" means the Pooling Agreement dated as of the date hereof, among the Company, the Servicer and the Trustee on behalf of the Certificateholders, as such agreement may be amended, supplemented, waived, or otherwise modified from time to time, including without limitation the Series 1998-1 Supplement dated as of the date hereof among the Company, the Servicer and the Trustee.

          "POTENTIAL PURCHASE TERMINATION EVENT" means any condition or act specified in Section 6.01 that, with the giving of notice or the lapse of time or both, would become a Purchase Termination Event.

          "PURCHASED RECEIVABLE" means, at any time, any Receivable sold and/or contributed to the Company by any Seller pursuant to, and in accordance with the terms of, this Agreement and not theretofore resold to such Seller pursuant to subsection 2.01(b) or Section 2.06.

          "PURCHASED RECEIVABLES PERCENTAGE" means, with respect to any Seller as to which Core-Mark has submitted a Seller Termination Request, the percentage equivalent of a fraction, the numerator of which is an amount equal to the aggregate outstanding Principal Amount of Purchased Receivables sold by such Seller as of the applicable Seller Termination Request Date, and the denominator of which is an amount equal to the aggregate outstanding Principal Amount of all Purchased Receivables as of such date.

          "PURCHASE PRICE" has the meaning specified in Section 2.02.

          "PURCHASE TERMINATION DATE" means, with respect to any Seller, the date on which the Company's obligation to purchase Receivables from such Seller shall terminate, which shall be the date on which an Early Termination occurs with respect to such Seller.

          "PURCHASE TERMINATION EVENT" has the meaning specified in
Section 6.01.

          "RECEIVABLE" shall mean the indebtedness and payment obligations of any Person to a Seller or acquired by a Seller (including, without limitation, obligations constituting an account or general intangible or evidenced by a note, instrument, contract, security agreement, chattel paper or other evidence of indebtedness or security) arising from a sale of merchandise or the provision of services by such Seller or the Person from whom such indebtedness and payment obligation was acquired by a Seller, including, without limitation, any right to payment for goods sold or for services rendered, and including the right to payment of any interest, sales taxes, finance charges, returned check or late charges and other obligations of such Person with respect thereto other than Excluded Receivables; PROVIDED that for purposes of Article 2 hereof in the event that an Excluded Receivable is included on any Daily Report, such Excluded Receivable shall be deemed to be a Receivable but not an Eligible Receivable.

          "RECEIVABLES PROPERTY" has the meaning specified in Section 2.01.

          "REFERENCE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If The Chase Manhattan Bank shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the failure of the Federal Reserve Bank of New York to publish rates or the inability of The Chase Manhattan Bank to obtain quotations in accordance with the terms of the definition thereof, the Reference Rate shall be determined without regard to clause (b) of the immediately preceding sentence, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Reference Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by The Chase Manhattan Bank from three Federal funds brokers of recognized standing selected by it.

          "RELATED PROPERTY" shall mean, with respect to each Receivable:

               (a) all of the applicable Seller's interest in the goods (other than returned goods), if any, sold and delivered to an Obligor which gave rise to such Receivable;

               (b) all other security interests or Liens purporting to secure payment of such Receivable, together with all financing statements signed by an Obligor describing any collateral securing such Receivable; and

               (c) all guarantees, credit or similar types of insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable;

in the case of clauses (b) and (c), whether pursuant to the contract related to such Receivable or otherwise or including without limitation, pursuant to any obligations evidenced by a note, instrument, contract, security agreement, chattel paper or other evidence of indebtedness or security and the proceeds thereof.

          "RELEVANT UCC STATE" means each jurisdiction in which the filing of a UCC financing statement is necessary or desirable to perfect the Company's interest in the Receivables.

          "REPORTABLE EVENT" shall mean any reportable event as defined in
Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Internal Revenue Code).

          "SEC" means the United States Securities and Exchange Commission.

          "SELLER ADDITION DATE" has the meaning specified in Section 3.02.

          "SELLER ADJUSTMENT PAYMENT" has the meaning specified in Section 2.05.

          "SELLER REPURCHASE PAYMENT" has the meaning specified in Section 2.06.

          "SELLER TERMINATION REQUEST" has the meaning specified in subsection 9.13(b).

          "SELLER TERMINATION REQUEST DATE" has the meaning specified in subsection 9.13(b).

          "SUBORDINATED NOTE" has the meaning specified in Section 8.01.

          "WITHDRAWAL LIABILITIES" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          Section 1.02. OTHER DEFINITIONAL PROVISIONS. (a) All terms defined herein or in the Pooling Agreement or any Supplement shall have their defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section
1.1 of the Pooling Agreement or any Supplement, and accounting terms partly defined in Section 1.1 of the Pooling Agreement or any Supplement to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control. All terms used in Article 9 of the UCC that are used but not specifically defined herein are used herein as defined therein.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references contained in this agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

          (d) The definitions contained in Section 1.01 of this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine, the feminine and the neuter genders of such terms.

          (e) Any reference herein or in any other Transaction Document to a provision of the Internal Revenue Code or ERISA shall be deemed a reference to any successor provision thereto.

          (f) All references herein to any agreement or instrument shall be deemed references to such agreement or instrument as amended, supplemented or otherwise modified from time to time, subject to compliance with any restrictions herein on the amendment, supplementation or modification of such agreement or instrument.


                                      ARTICLE II
                           PURCHASE AND SALE OF RECEIVABLES

          Section 2.01. PURCHASE AND SALE OF RECEIVABLES. (a) Upon the terms set forth herein, each of the Sellers hereby sells, assigns, transfers and conveys to the Company, without recourse (except to the limited extent provided herein), all its respective present and future right, title and interest in, to and under:

          (i) all Receivables now existing and hereafter arising from time to time;

          (ii) all Related Property in respect of such Receivables;

          (iii) all Collections;

          (iv) all payment, enforcement and other rights (including rescission, replevin or reclamation), but none of the obligations, relating to any Receivable or arising therefrom; and

          (v) all monies due or to become due and all amounts received with respect to the items listed in clauses (i), (ii), (iii) and (iv) and all proceeds (including, without limitation, whatever is received upon the sale, exchange, collection or other disposition of the foregoing and all "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of New York) thereof, including all Recoveries relating thereto (the property described in the foregoing clauses (ii) through (v) are hereinafter collectively referred to as the "RECEIVABLES PROPERTY").

          Subject to the terms and conditions set forth herein, the Company hereby agrees to purchase the Receivables and Receivables Property of each Seller.

          (b) On each applicable Effective Date and on the date of creation of each newly created Receivable, all of the applicable Seller's right, title and interest in, to and under (i) in the case of each such Effective Date, all then existing Receivables and all Receivables Property in respect of such Receivables and (ii) in the case of each such date of creation, all such newly created Receivables and all Receivables Property in respect of such Receivables, shall be immediately and automatically sold, assigned, transferred and conveyed to the Company pursuant to paragraph (a) above without any further action by such Seller or any other Person. If any Seller shall not have received payment (including as a result of the failure to satisfy the conditions set forth in Section 3.03) from the Company of the Purchase

Price for any newly created Receivable and the related Receivables Property on the Payment Date therefor in accordance with the terms of subsection 2.03(c), unless such Seller has elected to contribute such Receivables to the Company in accordance with subsection 2.03(b), such newly created Receivable and the Receivables Property with respect thereto shall, upon receipt of notice by the Company and the Trustee from the applicable Seller of such failure to receive payment, immediately and automatically be sold, assigned, transferred and reconveyed by the Company to such Seller without any further action by the Company or any other Person.

          (c) The parties to this Agreement intend that the transactions contemplated by subsections 2.01(a) and (b) hereby shall be, and shall be treated as, a purchase and receipt by the Company and a sale and/or contribution by the applicable Seller of the Purchased Receivables and the Receivables Property in respect thereof and not a lending transaction. All transfers of Receivables and Receivables Property by any Seller hereunder shall be without recourse to, or representation or warranty of any kind (express or implied) by, any Seller, except as otherwise specifically provided herein. The foregoing sale, assignment, transfer and conveyance does not constitute and is not intended to result in a creation or assumption by the Company of any obligation of any Seller or any other Person in connection with the Receivables, the Receivables Property or any agreement or instrument relating thereto, including any obligation to any Obligor. If, and to the extent, this Agreement does not constitute a valid sale, assignment, transfer and conveyance of all right, title and interest of each Seller in, to and under the Purchased Receivables and the Receivables Property in respect thereof despite the intent of the parties hereto, such Seller hereby grants a "security interest" (as defined in the UCC as in effect in the State of New York) in the Purchased Receivables, the Receivables Property in respect thereof and all proceeds thereof to the Company, and the parties agree that this Agreement shall constitute a security agreement under the UCC in effect in New York.

          (d) In connection with the foregoing conveyances, each Seller agrees to record and file, at its own expense, financing statements (and continuation statements with respect to such financing statements when applicable) or, where applicable, registrations in the appropriate records, with respect to the Receivables and Receivables Property now existing and hereafter acquired by the Company from the Sellers meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the Company's purchases of ownership interests in the Receivables and Receivables Property from the Sellers, and to deliver a file-stamped copy or certified statement of such financing statement or registration or other evidence of such filing or registration to the Company and the Trustee on or prior to the Effective Date.

          (e) In connection with the foregoing conveyances, each Seller agrees at its own expense, as agent of the Company on or prior to the Effective Date,
(i) to indicate or cause to be indicated on the computer files (but not on individual invoices or individual collection files) relating to such Receivables (by means of a general legend, substantially in the form described on SCHEDULE 9 hereto, that will automatically appear each time a Person enters the Sellers' Receivables program) that, unless otherwise specifically identified as a receivable not so sold, transferred, assigned and conveyed, all Receivables (and any such other receivables) included therein and all other Receivables Property (and any other similar related property) have been sold, transferred, assigned and conveyed to the Company in accordance with this Agreement and (ii) to deliver to the Company computer files, microfiche lists or typed or printed lists (the "RECEIVABLES LISTS") containing true and complete lists of all such Receivables, identified by Obligor and setting forth the Receivables balance for each Receivable as of the Cut-Off Date.

          (f) As further confirmation of the sale of the Receivables, it is understood and agreed that the Company shall have the following rights:

               (A) the Company (and its assignees) shall have the right at any time to (I) notify, or require that such Seller at its own expense notify, the respective Obligors of the Company's ownership of the Purchased Receivables and Receivables Property, (II) direct that payment of all amounts due or to become due under the Purchased Receivables be made directly to the Company or its designee (III) sue for collection on any Purchased Receivable or (IV) sell any Purchased Receivables to any Person for a price that is acceptable to the Company (or its assignee);

               (B) Such Seller shall, upon written request of the Company, and at such Seller expense (I) deliver to the Company or a party designated by the Company all documents, instruments and other records (including credit files) that evidence or Record the Receivables sold by such Seller and all licenses, rights, computer programs, related material, computer tapes, disks, cassettes and data necessary to the immediate collection of the Purchased Receivables by the Company, with or without the participation of such Seller and (II) make such arrangements with respect to the collection of the Purchased Receivables as may be reasonably required by the Company. In recognition of such Seller's need to have access to any Documents which may be transferred to the Company hereunder, whether as a result of its continuing business relationship with any Obligor for Receivables purchased hereunder or as a result of its responsibilities as a Sub-Servicer, the Company hereby grants to such Seller an irrevocable license to access the Documents transferred by such Seller to the Company and to access any such transferred computer software in connection with any activity arising in the ordinary course of such Seller's business or in performance of such Seller's duties as a Servicing Party, PROVIDED that such Seller shall not disrupt or otherwise interfere with the Company's use of and access to the Documents and its computer software during such license period; and

               (C) such Seller hereby grants to the Company an irrevocable power of attorney (coupled with an interest) to take any and all steps in such Seller's name necessary or desirable, in the reasonable opinion of the Company, to collect all amounts due under the Purchased Receivables, including without limitation, endorsing such Seller's name on checks and other instruments representing Collections, enforcing the Purchased Receivables and exercising all rights and remedies in respect thereof; and

          Section 2.02. PURCHASE PRICE. The amount payable by the Company to a Seller (the "PURCHASE PRICE") for Receivables and Receivables Property on any Payment Date under this Agreement shall be equal to the product of (a) the aggregate outstanding Principal Amount of such Receivables as set forth in the applicable Daily Report TIMES (b) the Discounted Percentage with respect to such Seller.

          Section 2.03. PAYMENT OF PURCHASE PRICE. (a) Upon the fulfillment of the conditions set forth in Article III, the Purchase Price for Receivables and the Receivables Property (other than Receivables contributed pursuant to subsection 2.03(c) below) shall be paid or provided for by the Company in the manner provided below on each day for which a Daily Report is delivered to the Company (each such day, a "PAYMENT DATE") in respect of a Reported Day (which Daily Report shall specify, by Seller, the Principal Amount of Receivables being sold on such Payment Date, the aggregate Purchase Price for such Receivables and the components of payment as provided in paragraph (b) below).

          (b) The Purchase Price for Receivables and Receivables Property shall be paid by the Company on each Payment Date (including the initial Payment Date) as follows:

              (i) by netting the amount of any Seller Adjustment Payments or Seller Repurchase Payments pursuant to Section 2.05 or 2.06 against such Purchase Price;

              (ii) to the extent available for such purpose, in cash from Collections released to the Company pursuant to the Pooling Agreement;

              (iii) to the extent available for such purpose, in cash from the net proceeds of a transfer of interests in Purchased Receivables by the Company to other Persons;

              (iv) at the option of the Company (subject to the provisions of Section 8.01), by means of an addition to the principal amount of the Subordinated Note in an aggregate amount equal to the remaining portion of the Purchase Price; PROVIDED, HOWEVER, that on the initial Payment Date, amounts available pursuant to clause (v) below shall be used prior to making any payments of the Purchase Price by means of an addition to the Subordinated Note. Any such addition to the principal amount of the Subordinated Note shall be allocated among the Sellers (PRO RATA according to the Principal Amount of Receivables sold by each Seller) by the Servicer in accordance with the provisions of this subsection 2.03(b)(iv) and
     Section 8.01. The Servicer may evidence such additional principal amounts by recording the date and amount thereof on the grid attached to such Subordinated Note; PROVIDED that the failure to make any such recordation or any error in such grid shall not adversely affect any Seller's rights; and

              (v) in cash from the proceeds of capital contributed by Core-Mark to the Company, if any, in respect of its equity interest in the Company.

          (c) On the Initial Closing Date, in consideration of the capital stock of the Company issued to Core-Mark, Core-Mark hereby agrees to contribute and does hereby contribute pursuant to the terms of the Agreement (including without limitation Section 2.01) to the Company, and the Company hereby agrees to accept and does hereby accept from Core-Mark, Receivables and the Receivables Property with respect thereto existing on the date hereof, starting with the oldest of such Receivables such that the aggregate Principal Amount of all such Receivables shall be as close as possible to, but not less than, $10,000,000. After the Initial Closing Date, Core-Mark may elect to contribute pursuant to the terms of the Agreement (including without limitation Section 2.01) additional Receivables and the Receivables Property with respect thereto to the Company, and the Company agrees to accept each such contribution; provided that Receivables may only be contributed on any Business Day after all amounts available on such day to pay the Purchase Price of Receivables pursuant to clauses (i), (ii), (iii) and (v) of paragraph (b) above have been applied.
Each such contribution shall be evidenced by a notation to the effect that such Receivables shall have been contributed in the Daily Report delivered by the Servicer with respect to the date of such contribution.

          (d) The Servicer shall be responsible, in its sole discretion but in accordance with the preceding subsection 2.03(b), for allocating among the Sellers the payment of the Purchase Price for Receivables and any amounts netted therefrom pursuant to subsection 2.03(c)(i), either in the form of cash received from the Company or as an addition to the principal amount of a Seller's interest in the Subordinated Note. The Company shall be entitled to pay all amounts in respect of the Purchase Price of Receivables and Receivables Property to an account of the Servicer for allocation by the Servicer to the Sellers, and the Sellers hereby appoint the Servicer as their agent for purposes of receiving such payments and making such allocations and hereby authorizes the Company to make all payments due to such Seller directly to, or as directed by, the Servicer. The Servicer hereby accepts and agrees to such appointment. All payments under this Agreement shall be made not later than 3:00 p.m (New York City time) on the date specified therefor in Dollars in same day funds or by check, as the Servicer shall elect and to the bank account designated in writing by the Servicer to the Company.

          (e) Whenever any payment to be made under this Agreement shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. Amounts not paid when due in accordance with the terms of this Agreement shall bear interest at a rate equal at all times to the Reference Rate PLUS 2%, payable on demand.

          Section 2.04. NO REPURCHASE. Except to the extent expressly set forth herein, no Seller shall have any right or obligation under this Agreement, by implication or otherwise, to repurchase from the Company any Purchased Receivables or Receivables Property or to rescind or otherwise retroactively affect any purchase of any Purchased Receivables or Receivables Property after the Payment Date relating thereto.

          Section 2.05. REBATES, ADJUSTMENTS, RETURNS AND REDUCTIONS; MODIFICATIONS. From time to time, a Seller may make Dilution Adjustments to Receivables in accordance with this subsection 2.05 and subsection 5.03(c). The Sellers (other than those Sellers from which the Company has no Receivables outstanding at such time), jointly and severally, agree to pay to the Company, on the first Business Day immediately succeeding the date of the grant of any Dilution Adjustment (regardless of which Seller shall have granted such Dilution

Adjustment), the amount of any such Dilution Adjustment (a "SELLER ADJUSTMENT PAYMENT"); PROVIDED that, prior to the occurrence of any Early Termination with respect to all Sellers, any such Seller Adjustment Payment due to the Company on any Payment Date shall, on such Payment Date, be netted against the Purchase Price of newly created Receivables in accordance with subsection 2.03(c)(i) to the extent of such Principal Amount and the remaining amount of such Seller Adjustment Payment due to the Company after such netting, if any, shall be paid to the Company on such date in cash. The amount of any Dilution Adjustment made on any Reported Day shall be set forth on the Daily Report prepared with respect to such Reported Day.

          Section 2.06. LIMITED REPURCHASE OBLIGATION. In the event that (i) any representation or warranty contained in Section 4.02(c)(i), (d)(i), (h),
(i), (n) and (x) in respect of any Receivable transferred to the Company is not true and correct in any material respect on the applicable Payment Date, or (ii) there is a breach of any covenant contained in subsection 5.01(c), (f), (k) or
(n) or Section 5.03 with respect to any Receivable in any material respect or
(iii) the Company's interest in any Receivable is not a first priority perfected ownership or security interest at any time as a result of any action taken by, or any failure to take action by, any Seller, then the Sellers (other than those Sellers from which the Company has no Receivables outstanding at such time), jointly and severally, agree to pay to the Company an amount equal to the Principal Amount (determined as of the Payment Date or Contribution Date for such Receivable) of such Receivable (whether the Company paid such Purchase Price in cash or otherwise) less Collections received by the Company in respect of such Receivable, regardless of which Seller shall have been responsible for such incorrectness or breach, such payment to occur no later than the Payment Date occurring on the 30th day (or, if such 30th day is not a Payment Date, on the Payment Date immediately succeeding such 30th day) after the day such breach or incorrectness becomes known (or should have become known with due diligence) to any Seller (unless such breach or incorrectness shall have been cured on or before such day); PROVIDED that, prior to any Early Termination with respect to all Sellers, any such payment due and owing to the Company on such Payment Date shall be netted against the Purchase Price of newly created Receivables in accordance with subsection 2.03(c)(i) to the extent of such Principal Amount and the remaining amount of such payment due to the Company after such netting, if any, (or following an Early Termination with respect to all Sellers, the full amount) shall be paid to the Company in cash to the extent still unpaid on such Payment Date. Any payment by any Seller pursuant to this Section 2.06 is referred to as a "SELLER REPURCHASE PAYMENT". The obligation to reacquire any Receivable shall, upon satisfaction thereof, constitute the sole remedy respecting the event giving rise to such obligation available to the Company. Simultaneously with any Seller
Repurchase Payment with respect to any Receivable, such Receivable and the Receivables Property with respect thereto shall immediately and automatically be sold, assigned, transferred and conveyed by the Company to the applicable Seller without any further action by the Company or any other Person.

          Section 2.07. OBLIGATIONS UNAFFECTED. The obligations of the Sellers to the Company under this Agreement shall not be affected by reason of any invalidity or illegality of any Receivable or any sale of a Receivable.

          Section 2.08. CERTAIN CHARGES. Each Seller and the Company agree that late charge revenue, reversals of discounts, other fees and charges and other similar items, whenever created, accrued in respect of Purchased Receivables shall be the property of the Company notwithstanding the occurrence of an Early Termination and all Collections with respect thereto shall continue to be allocated and treated as Collections in respect of Purchased Receivables.

          Section 2.09. CERTAIN ALLOCATIONS. The Sellers hereby agree that, following the occurrence of an Early Termination, all Collections and other proceeds received in respect of Receivables generated by the Sellers shall be applied, FIRST, to pay the outstanding Principal Amount of Purchased Receivables (as of the date of such Early Termination) of the Obligor to whom such Collections are attributable until such Purchased Receivables are paid in full and, SECOND, to the related Seller to pay Receivables of such Obligor not sold to the Company; PROVIDED, HOWEVER, that notwithstanding the foregoing, if the Seller can attribute a Collection to a specific Obligor and a specific Receivable, then such Collection shall be applied to pay such Receivable of such Obligor. The Company and the Servicer shall take such action as the Seller may reasonably request, at the expense of the Seller, to assure that any Receivable not sold to the Company, the Related Property and Collections with respect thereto do not remain commingled with other Collections hereunder and are immediately paid to the Seller.

          Section 2.10. FURTHER ASSURANCES. From time to time at the request of a Seller, the Company shall deliver to such Seller such documents, assignments, releases and instruments of termination as such Seller may reasonably request to evidence the reconveyance by the Company to such Seller of a Receivable pursuant to the terms of Section 2.01(b), 2.06 or 2.11(b), PROVIDED that the Company shall have been paid all amounts due thereunder; and the Company and the Servicer shall take such action as such Seller may reasonably request, at the expense of such Seller, to assure that any such Receivable, the Related Property and Collections with respect thereto do not remain commingled with other Collections hereunder.

          Section 2.11. PURCHASE OF SELLERS' INTEREST IN RECEIVABLES AND RECEIVABLES PROPERTY. (a) In the event of any breach of any of the representations and warranties set forth in subsection 4.02(a), (b), (c), (e),
(f) or (g), as of the date made, which breach has a material adverse effect on the interests of the Company in the Receivables or the Receivables Property, then the Company, by notice then given in writing to the Sellers, may direct the Sellers to purchase all Receivables and Receivables Property and the Sellers (other than those Sellers from which the Company has no Receivables outstanding at such time), jointly and severally, shall be obligated to make such purchase 30 days after receipt of such notice on the terms and conditions set forth in subsection 2.11(b) below; PROVIDED, HOWEVER, that no such purchase shall be required to made if, by such date, the representations and warranties contained in subsections 4.02(a), (b), (c), (e), (f) or (g) shall be satisfied in all material respects, and any material adverse effect on the Company caused thereby has been cured.

          (b) The Sellers (other than those Sellers from which the Company has no Receivables outstanding at such time), jointly and severally, shall, as the purchase price for the Receivables and Receivables Property to be purchased pursuant to subsection 2.11(a) above, pay to the Company, on the Business Day preceding such Distribution Date, an amount equal to the Principal Amount of the Purchased Receivables (determined as of the Payment Date or contribution date for such Purchased Receivables), less Collections received by the Company in respect of such Purchased Receivables, as of such Distribution Date. Upon payment of such amount, in immediately available funds, to the Company, the Company's rights with respect to the Purchased Receivables shall terminate and such interest therein shall immediately and automatically be sold, assigned, transferred and conveyed by the Company to the Sellers without any further action by the Company or any other Person and the Company shall have no further rights with respect thereto. If the Company gives notice directing the Sellers to purchase the Purchased Receivables as provided above, the obligation of the Sellers to purchase the Purchased Receivables pursuant to this Section 2.11 shall, upon satisfaction thereof, constitute the sole remedy respecting an event of the type specified in the first sentence of this Section 2.11 available to the Company.

                                     ARTICLE III
                               CONDITIONS TO PURCHASES

          Section 3.01. CONDITIONS PRECEDENT TO COMPANY'S INITIAL PURCHASE. The obligation of the Company to purchase Receivables and Receivables Property hereunder on the Effective Date from the Sellers is subject to the conditions precedent that the Company shall have received on or before the date of such purchase the following, each (unless otherwise indicated) dated the day of such sale and in form and substance satisfactory to the Company:

          (a) SECRETARY'S CERTIFICATE. A certificate of the Secretary or an Assistant Secretary of each Seller, dated the Closing Date, and certifying
     (i) that attached thereto is a true and complete copy of the by-laws of such Seller, as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (ii) below,
     (ii) that attached thereto is a true and complete copy of the resolutions, in form and substance reasonably satisfactory to the Company, of the Board of Directors of such Seller or committees thereof authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, and that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect,
     (iii) that the certificate of incorporation of such Person has not been amended since the date of the last amendment thereto shown on the certificate of good standing (or its equivalent) furnished pursuant to subsection (b) below and (iv) as to the incumbency and specimen signature of each officer executing this Agreement and any other Transaction Documents or any other document delivered in connection herewith or therewith on behalf of such Seller (on which certificates the Company may conclusively rely until such time as the Company shall receive from such Seller a revised certificate with respect to such Seller meeting the requirements of this subsection (a));

          (b) CORPORATE DOCUMENTS. The certificate of incorporation, including all amendments thereto, of the Seller, certified as of a recent date by the Secretary of State or other appropriate authority of the state of incorporation, as the case may be;

          (c) GOOD STANDING CERTIFICATES. Certificates of compliance, of status or of good standing, dated as of a recent date, from the Secretary of State or other appropriate authority of such jurisdiction, with respect to each Seller in California, Oregon, Nevada, Arizona and each other State from which the Sellers generate at least 10% of their gross sales;

          (d) CONSENTS, LICENSES, APPROVALS, ETC. A Certificate dated the Closing Date of a Responsible Officer of each Seller either (i) attaching copies of all consents (including without limitation consents under loan agreements and indentures to which any Seller or its Affiliates are parties), licenses and approvals required in connection with the execution, delivery and performance by such Seller of this Agreement and the validity and enforceability of this Agreement against such Seller, and such consents, licenses and approvals shall be in full force and effect or (ii) stating that no such consents, licenses or approvals are so required;

          (e) NO LITIGATION. Confirmation that there is no pending or, to its knowledge after due inquiry, threatened action or proceeding affecting such Seller or any of its Subsidiaries before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect;

          (f) UCC CERTIFICATE; UCC FINANCING STATEMENTS. (i) A UCC Certificate, substantially in the form of EXHIBIT C hereto, duly executed by a Responsible Officer of the applicable Seller and dated such date of purchase and (ii) executed copies of such proper financing statements, filed and recorded at such Seller's expense prior to the Closing Date, naming the applicable Seller as the seller and the Company as the purchaser of the Receivables and the Receivables Property, in proper form for filing in each jurisdiction in which the Company (or any of its assignees) deems it necessary or desirable to perfect the Company's ownership interest in all Receivables and Receivables Property under the UCC or any comparable law of such jurisdiction;

          (g) UCC SEARCHES. Written search reports, listing all effective financing statements that name the applicable Seller as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to subsection (f) above and in any other jurisdictions that the Company determines are necessary or appropriate, together with copies of such financing statements (none of which, except for those described in subsection (f) above, shall cover any Receivables or Receivables Property), and tax and judgment lien searches showing no such liens that are not permitted by the Transaction Documents;

          (h) OTHER TRANSACTION DOCUMENTS. Original copies, executed by each of the parties thereto, of each of the other Transaction Documents to be executed and delivered in connection herewith;

          (i) BACK-UP SERVICING ARRANGEMENTS. Evidence that each Seller maintains disaster recovery systems and back-up computer and other information management systems that, in the Company's reasonable judgment as of the date hereof, are sufficient to protect such Seller's business against material interruption or loss or destruction of its primary computer and information management systems;

          (j) LEGAL OPINIONS. (i) One or more legal opinions from counsel to the Sellers and counsel to the Company to the effect that:

               (A) the sales of Receivables by each Seller to the Company pursuant to this Agreement are true sales or other absolute transfers and that such Receivables would not be property of such Seller's bankruptcy estate; and

               (B) a court would not order the substantive consolidation of the assets and liabilities of the Company with those of any Seller.

          (ii) One or more legal opinions from counsel to the Sellers and counsel to the Company:

               (A) to the effect that each Seller and the Company, as applicable, has all approvals, judicial, regulatory, legal or otherwise, needed to execute, deliver and perform each Transaction Document to which it is a party and that no conflict or default will occur as a result of the execution, delivery and performance thereof;

               (B) to the effect that the Company has a perfected, first priority, security interest in the Receivables and Receivables Property; and

               (C)  addressing other customary matters.

          (iii) Each such legal opinion shall also be addressed to the Rating Agencies, the Initial Purchaser and the Trustee;

          (k) LOCK-BOX AGREEMENT. Lockbox Agreements signed by the Servicer, each Seller (if necessary), the Company, each Lockbox Processor and the Trustee and Eligible Segregated Account Bank Acknowledgements with respect to each Eligible Segregated Accounts;

          (l) POLICIES. A copy of the Policies, which shall be satisfactory in form and substance to the Company;

          (m) LIST OF OBLIGORS. The Receivables List of each Seller showing, as of the Cut-Off Date, the Obligors whose Receivables are to be transferred to the Company on the Effective Date and the balance of the Receivables with respect to each such Obligor as of such prior date; and

          (n) SYSTEMS. Evidence, reasonably satisfactory to the Company, the Trustee and the Agents that such Seller's systems, procedures and record keeping relating to the Purchased Receivables is in all material respects sufficient and satisfactory in order to permit the purchase and administration of the Purchased Receivables in accordance with the terms and intent of this Agreement.

          Section 3.02. CONDITIONS PRECEDENT TO THE ADDITION OF A SELLER. The obligation of the Company to purchase Receivables and Receivables Property hereunder from a Subsidiary of Core-Mark approved by the Company as an additional Seller pursuant to Section 9.12 is subject to the conditions precedent that the Company shall have received on or before the date designated for the addition of such Seller (the "SELLER ADDITION DATE") and in form and substance satisfactory to the Company:

          (a) ADDITIONAL SELLER SUPPLEMENT; UCC CERTIFICATE. (i) an Additional Seller Supplement (with a copy for the Trustee and each Agent) duly executed and delivered by such Seller and (ii) a UCC Certificate duly executed by a Responsible Officer of such Seller and dated the related Seller Addition Date.

          (b) SECRETARY'S CERTIFICATE. A certificate of the Secretary or an Assistant Secretary of such Seller, dated the Effective Date, and certifying (i) that attached thereto is a true and complete copy of the by-laws of such Seller, as in effect on the Seller Addition Date and at all times since a date prior to the date of the resolutions described in clause (ii) below, (ii) that attached thereto is a true and complete copy of the resolutions, in form and substance reasonably satisfactory to the Company, of the Board of Directors of such Seller or committees thereof authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, and that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect, (iii) that the certificate of incorporation of such Seller has not been amended since the date of the last amendment thereto shown on the certificate of good standing (or its equivalent) furnished pursuant to subsection (d) below and (iv) as to the incumbency and specimen signature of each officer executing the Additional Seller Supplement and any other Transaction Documents or any other document delivered in connection therewith on behalf of such Seller (on which certificates the Company may conclusively rely until such time as the Company shall receive from such Seller a revised certificate with respect to such Seller meeting the requirements of this subsection (b));

          (c) CORPORATE DOCUMENTS. The certificate of incorporation, including all amendments thereto, of such Seller, certified as of a recent date by the Secretary of State or other appropriate authority of the state of incorporation, as the case may be;

          (d) GOOD STANDING CERTIFICATES. Certificates of compliance, of status or of good standing, dated as of a recent date, from the Secretary of State or other appropriate authority of such jurisdiction, with respect to such Seller in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation, except where the failure to so qualify would not have a Material Adverse Effect;

          (e) CONSENTS, LICENSES, APPROVALS, ETC. A Certificate dated the related Seller Addition Date of a Responsible Officer of such Seller either
     (i) attaching copies of all consents (including without limitation consents under loan agreements and indentures to which any Seller or its Affiliates are parties), licenses and approvals required in connection with the execution, delivery and performance by such Seller of the Additional Seller Supplement and the validity and enforceability of the Additional Seller Supplement against such Seller, and such consents, licenses and approvals shall be in full force and effect or (ii) stating that no such consents, licenses or approvals are so required;

          (f) NO LITIGATION. Confirmation that there is no pending or, to its knowledge after due inquiry, threatened action or proceeding affecting such Seller or any of its Subsidiaries before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect;

          (g) LOCKBOXES; ELIGIBLE SEGREGATED ACCOUNTS. A Lockbox Account with respect to Receivables to be sold by such Seller shall have been established in the name of the Company, and the Servicer shall have delivered with respect to such Lockbox Account a Lockbox Agreement signed by it, the Company, the Trustee and applicable Lockbox Processor or an Eligible Segregated Account Bank Acknowledgement, as the case may be.

          (f) UCC CERTIFICATE; UCC FINANCING STATEMENTS. (i) A UCC Certificate duly executed by a Responsible Officer of such Seller and dated the related Seller Addition Date and (ii) executed copies of such proper financing statements, filed and recorded at such Seller's expense prior to the related Seller Addition Date, naming such Seller as the seller and the Company as the purchaser of the Receivables and the Receivables Property, in proper form for filing in each jurisdiction in which the Company (or any of its assignees) deems it necessary or desirable to perfect the Company's ownership interest in all Receivables and Receivables Property under the UCC or any comparable law of such jurisdiction;

          (g) UCC SEARCHES. Written search reports, listing all effective financing statements that name such Seller as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to subsection (f) above and in any other jurisdictions that the Company determines are necessary or appropriate, together with copies of such financing statements (none of which, except for those described in subsection (f) above, shall cover any Receivables or Receivables Property), and tax and judgment lien searches showing no such liens that are not permitted by the Transaction Documents;

          (h) LIST OF OBLIGORS. A microfiche, typed or printed list or other tangible evidence reasonably acceptable to the Company showing as of a date acceptable to the Company prior to the related Seller Addition Date the Obligors whose Receivables are to be transferred to the Company and the balance of the Receivables with respect to each such Obligor as of such date.

          (i) OPINIONS. Legal opinions with respect to such Seller conforming to the requirements of Section 3.01(j).

          (j) BACK-UP SERVICING ARRANGEMENTS. Evidence that such Seller maintains disaster recovery systems and back-up computer and other information management systems that, in the Company's reasonable judgment, are sufficient to protect such Seller's business against material interruption or loss or destruction of its primary computer and information management systems.

          (k) PARTY TO SERVICING AGREEMENT. Evidence that such additional Seller shall have become a party to the Servicing Agreement in its capacity as a Sub-Servicer thereunder.

          (l) SYSTEMS. Evidence, reasonably satisfactory to the Company, the Trustee and the Agents, that such additional Seller's systems, procedures and record keeping relating to the Purchased Receivables remain in all material respects sufficient and satisfactory in order to permit the purchase and administration of the Purchased Receivables in accordance with the terms and intent of this Agreement.

          Section 3.03. CONDITIONS PRECEDENT TO ALL THE COMPANY'S PURCHASES OF RECEIVABLES. The obligation of the Company to pay for any Receivable and the Receivables Property with respect thereto on each Payment Date (including the Effective Date) shall be subject to the further conditions precedent that, on and as of such Payment Date:

          (a) the following statements shall be true (and the acceptance by the relevant Seller of the Purchase Price for such Receivable on such Payment Date shall constitute a representation and warranty by such Seller that on such Payment Date such statements are true):

                (i) the representation and warranties of such Seller contained in Section 4.02 shall be true and correct in all material respects on and as of such Payment Date as though made on and as of such date except to the extent any such representation or warranty is expressly made only as of another date (in which case it shall be true and correct in all material respects on and as of such other date);

               (ii) after giving effect to such purchase, no (A) Early Termination with respect to such Seller or (B) Potential Purchase Termination Event with respect to a Purchase Termination Event set forth in clause (g)(ii) of Section 6.01 shall have occurred and be continuing; and

              (iii) there has been no material adverse change since the date of this Agreement in the collectibility of the Receivables taken as a whole (other than due to a change in the creditworthiness of the Obligors);

          (b) the Company shall have received (after giving effect to subsection 2.03(c)(i)) payment in full of all amounts for which payment is due from such Seller pursuant to Sections 2.05, 2.06 or 7.01;

          (c) the Company shall have received such other approvals, opinions or documents as the Company may reasonably request; and

          (d) such Seller shall have complied with all of its covenants in all material respects and satisfied all of its obligations in all material respects under this Agreement required to be complied with or satisfied as of such date;

PROVIDED, HOWEVER, that the failure of such Seller to satisfy any of the foregoing conditions shall not prevent such Seller from subsequently selling Receivables upon satisfaction of all such conditions or exercising its rights under subsection 2.01(b).

          Section 3.04. CONDITION PRECEDENT TO EACH SELLER'S OBLIGATIONS. The obligation of a Seller to sell any Receivable generated by it on any date (including on the Effective Date) shall be subject to the condition precedent that, on the related Payment Date, the following statement shall be true (and the payment by the Company of the Purchase Price for such Receivable on such date shall constitute a representation and warranty by the Company that on such Payment Date the statements in clause (ii) are true): (i) no Purchase Termination Event set forth in paragraph (g) (other than clause (v) thereof) of
Section 6.01 shall have occurred and be continuing and (ii) no Early Amortization Event or Potential Early Amortization Event in each case of a type set forth in paragraph (a) of (other than clause (v) thereof) Section 7.1 of the Pooling Agreement shall have occurred and be continuing.


                                      ARTICLE IV
                            REPRESENTATIONS AND WARRANTIES

          Section 4.01. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants as to itself for the benefit of the Sellers as follows:

          (a) It (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect, (ii) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted and (iii) is in compliance with all Requirements of Law.

          (b) It has the corporate power and authority, and the legal right, to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party.

          (c) The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party and all instruments and documents to be delivered hereunder by it, and the transactions contemplated hereby and thereby, (i) do not (A) violate its certificate or articles of incorporation and by-laws or other organizational or governing documents or, in any material respect, any other Requirement of Law, (B) conflict with or result in the breach of, or constitute a default under, any indenture, mortgage or deed of trust or any material lease, agreement or other instrument binding on or affecting it or any of its respective subsidiaries or any of its properties in any material respect or (C) result in or require the creation or imposition of any Lien EXCEPT as created or imposed hereunder or under the Pooling Agreement, and no transaction contemplated hereby requires compliance on its part with any bulk sales act or similar law, and (ii) do not require the consent of, authorization by or approval of or notice to or filing or registration with, any governmental body, agency, authority, regulatory body or any other Person other than those which have been obtained or made EXCEPT for the filing of the Financing Statements referred to in Article III hereof, which filings the Sellers hereby represent shall have been duly made prior to or substantially contemporaneously with any purchases of Receivables and other Receivables Property and shall at all times be in full force and effect (except as they may be terminated by the Company).

          (d) This Agreement has been duly executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          Section 4.02. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each Seller hereby represents and warrants, as to itself only, for the benefit of the Company and its assigns (including the Trustee) on the applicable Effective Date and on each Payment Date as follows:

          (a) CORPORATE EXISTENCE. Such Seller (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate power and authority, and all legal right, to own and operate its properties, to lease the properties it operates as lessee and to conduct its business as now conducted and (iii) is duly qualified as a foreign corporation to do business and in good standing (or is exempt from such requirements) under the laws of each jurisdiction in which the ownership or lease of property or the conduct of its business requires such qualification, except, in the case of clauses (ii) and (iii), to the extent that a failure to have such power, authority or right or to qualify and be in good standing, as the case may be, would not be reasonably likely to have a Material Adverse Effect.

          (b) CORPORATE POWER; AUTHORIZATION; CONSENTS. The Seller has the corporate power and authority, and the legal right, to execute, deliver and perform this

     Agreement and the other Transaction Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Transaction Documents to which it is a party by or against the Seller other than (i) those consents which have duly been obtained or made and are in full force and effect on the Effective Date or the relevant Payment Date, as the case may be, (ii) the filing of the UCC financing statements referred to in Article III, all of which, at the time required in Article III, shall have been duly made and shall be in full force and effect, (iii) those that may be required under state securities or "blue sky" laws in connection with the offering or sale of Certificates and (iv) any such consent, authorization, filing, notice or other act, the absence of which would not be reasonably likely to have a Material Adverse Effect. This Agreement and each other Transaction Document to which it is a party have been duly executed and delivered on behalf of the Seller.

          (c) NO DEFAULT. (i) Such Seller is not in default under or with respect to any of its Contractual Obligations in any respect which would be reasonably likely to have a Material Adverse Effect. (ii) No (A) Early Termination or (B) Potential Purchase Termination Event with respect to a Purchase Termination Event set forth in clause (g)(ii) of Section 6.01, in each case with respect to such Seller, has occurred and is continuing.

          (d) VALID SALE; BINDING OBLIGATIONS. (i) Each transfer of Receivables and Receivables Property made pursuant to this Agreement shall constitute a valid sale, transfer and assignment of the Receivables and the Receivables Property to the Company which is perfected and of first priority under applicable law, enforceable against creditors of, and purchasers of Receivables from, such Seller. (ii) This Agreement constitutes, and each other Transaction Document to be signed by such Seller when duly executed and delivered will constitute, an enforceable obligation of such Seller in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (e) NO VIOLATION. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Certificate of Incorporation or By-laws of such Seller or any indenture, loan agreement, mortgage, deed of trust, or other material contract, agreement or instrument to which such Seller is a party or by which such Seller or any of its properties is bound
     (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such contract, indenture, loan agreement, mortgage, deed of trust, lease or other agreement or instrument, other than this Agreement and the other Transaction Documents, or (iii) violate in any material respect, any other Requirement of Law.

          (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the knowledge of such Seller, threatened against such Seller before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity or unenforceability of this Agreement or any other Transaction Document,
     (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, or
     (iii) seeking any determination or ruling that, in the reasonable judgment of such Seller, would materially and adversely affect the performance by such Seller of its obligations under this Agreement or any other Transaction Document.

          (g) BULK SALES ACT. No transaction contemplated by this Agreement or any other Transaction Document with respect to such Seller requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

          (h) BONA FIDE RECEIVABLES; ELIGIBLE RECEIVABLES. Each Receivable of such Seller is or will be an account receivable arising out of such Seller's performance in accordance with the terms of the Contract, if any,
     giving rise to such Receivable.   Each Receivable sold by it hereunder,
     other than Receivables which such Seller states in writing (in the applicable Daily Report or otherwise) are not Eligible Receivables, is at its respective Payment Date an Eligible Receivable. The aggregate outstanding Principal Amount of Receivables so sold by it on any Payment Date is correctly set forth on the Daily Report with respect to such Payment Date.

          (i) QUALITY OF TITLE. Each Receivable and all Receivables Property which is to be transferred to the Company by such Seller shall be transferred by such Seller free and clear of any Lien (other than any Lien arising under any other Transaction Document or arising solely as the result of any action taken by the Company hereunder or the Trustee); immediately prior to such transfer such Seller shall have made all filings under applicable law in each relevant jurisdiction in order to protect and perfect the Company's ownership interest in all Receivables and Receivables Property against all creditors of, and purchasers of Receivables from, such Seller; and upon such transfer, the Company shall have acquired a valid and perfected first priority ownership interest in each Receivable and the Receivables Property free and clear of any Lien (other than Permitted Liens described in clauses (i) and (iv) of the definition of Permitted Liens and any Lien arising solely as the result of any action taken by the Company hereunder or the Trustee); and no effective financing statement or other instrument similar in effect covering any Receivable, any interest therein or any Receivables Property with respect thereto is on file in any recording office except such as may be filed in favor of the Company pursuant to this Agreement, in favor of the Trustee.

          (j) LOCATION OF RECORDS; CHIEF EXECUTIVE OFFICE. The chief executive office of such Seller is as indicated on SCHEDULE 2 hereto and is the place where the Seller is "located" for the purposes of Section 9-103(3)(d) of the UCC as in effect in the State of New York. The state and county where the chief executive office of such Seller is "located" for the purposes of
     Section 9-103(3)(d) of the UCC as in effect in the State of New York has not changed in the past four months. The offices where such Seller keeps its records concerning the Receivables and related Contracts and all other agreements related to the Receivables are as indicated for such Seller on
     SCHEDULE 2 hereto (or at such other locations, notified to the Company and the Trustee in accordance with Section 5.01(h), in jurisdictions where all action required by Section 9.2 has been taken and completed).

          (k) MARGIN REGULATIONS. No use of any funds obtained by such Seller under this Agreement or the other Transaction Documents will conflict with or contravene any of Regulations G, T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

          (l) ACCURACY OF INFORMATION. All factual written information, reports, financial statements, exhibits and schedules heretofore or contemporaneously furnished by such Seller or its Affiliates (other than the Company) to the Company or the Trustee for purposes of or in connection with any Transaction Document or any transaction contemplated hereby or thereby is, and all other such factual, written information hereafter furnished (if prepared by such Seller or any Affiliate or, if not prepared by such Seller or any Affiliate, to the extent that information contained therein was supplied by such Seller or any Affiliate) by such Seller or any Affiliate (other than the Company) to the Company or the Trustee pursuant to or in connection with any Transaction Document shall be, true and accurate in every material respect on the date as of which such information is or will be furnished (unless such information relates to another date, in which case as of such other date), and such information is not, and shall not be (as the case may be) incomplete by omitting to state a material fact or any fact necessary to make the statements contained therein not misleading as of such date.

          (m) PROCEEDS BANKS; PAYMENT INSTRUCTIONS. The names and addresses of all the Lockbox Banks, the Lockbox Processors, the Collection P.O. Boxes and Eligible Segregated Account Banks, together with the account numbers of the Lockbox Accounts and the Eligible Segregated Accounts into which Collections are deposited at such institutions, are specified in SCHEDULE
     3. The Sellers have transferred all of their right, title and interest in each Lockbox Account and Eligible Segregated Account to the Company. Each Lockbox Bank or Lockbox Processor has executed and delivered to the Company and the Trustee a Lockbox Agreement. Each Eligible Segregated Account Bank has executed and delivered to the Company and the Trustee an Eligible Segregated Account Bank Agreement. With respect to any payments in respect of Receivables and Related Property that are made directly to any Seller (including without limitation, any Collectors, other employees thereof or independent contractors employed thereby), such Seller agrees to deposit payments in the form received within one Business Day of receipt directly to one of the Lockbox Accounts, or Eligible

     Segregated Accounts. Each Seller has instructed all Obligors to submit all payments on Receivables and Related Property directly to one of the Lockbox Accounts, Collection P.O. Boxes or Eligible Segregated Accounts or as otherwise provided in Section 2.3 of the Servicing Agreement.

          (n) VALID TRANSFERS. No transfer of any Receivables or any Receivables Property to the Company by such Seller constitutes a fraudulent transfer or fraudulent conveyance or is otherwise void or voidable under similar laws or principles, the doctrine of equitable subordination or for any other reason. The transfers of Receivables and Receivables Property by such Seller to the Company pursuant to this Agreement, and all other transactions between such Seller and the Company, have been and will be made in good faith and without intent to hinder, delay or defraud creditors of such Seller, and such Seller acknowledges that it has received and will receive fair consideration and reasonably equivalent value for the purchases by the Company of Receivables and Receivables Property hereunder. The purchase of Receivables and Receivables Property by the Company from such Seller constitutes a true sale or other absolute transfer of such Receivables and Receivables Property under applicable state law.

          (o) TRADE NAMES. Such Seller uses no trade name in the furnishing of its products or services which generate Receivables other than its actual corporate name and the trade names set forth for such Seller in
     SCHEDULE 5. During the five years preceding the date hereof, except as set forth in SCHEDULE 5, (i) such Seller has not been known by any legal name or trade name other than its corporate name, (ii) nor has such Seller been the subject of any merger or other corporate reorganization within the last five years, other than mergers occurring more than one year prior to the date hereof in which the Seller was the surviving company and the merged entity did not include in its name the name "Core-Mark".

          (p) LITIGATION; COMPLIANCE WITH APPLICABLE LAWS. There are no actions, suits or proceedings at law or in equity or by or before any governmental authorities (federal, state, local or foreign) now pending or, to the knowledge of such Seller, threatened against or affecting such Seller or any business, property or rights of such Seller (A) that involve any Transaction Documents or the transactions contemplated thereby or (B) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Such Seller is in compliance with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities (federal, state, local or foreign, and including, without limitation, environmental laws), a breach of any of which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

          (q) TAXES. Such Seller has filed all tax returns (federal, state and local) required by law to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges due from such Seller or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings. No tax Lien has been filed with respect to taxes exceeding in the aggregate $2,500,000, and, to the best knowledge of the Seller, no claim is presently being asserted with respect to taxes exceeding in the aggregate $2,500,000. For purposes of this paragraph, "taxes" shall mean any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any Governmental Authority. Such Seller knows of no basis for any material additional tax assessment for any fiscal year for which adequate reserves have not been established.

          (r)  ERISA MATTERS.

                    (i) Except as specifically disclosed in SCHEDULE 7 hereto, such Seller and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to each Plan of such Seller or any of its ERISA Affiliates, except for such noncompliance which could not reasonably be expected to result in a Material Adverse Effect.

                   (ii) No Reportable Event has occurred as to which such Seller or any of its ERISA Affiliates was required to file a report with the PBGC, other than reports for which the 30-day notice requirement is waived, reports that have been filed and reports the failure of which to file would not reasonably be expected to result in a Material Adverse Effect.

                  (iii) Except as specifically disclosed in SCHEDULE 7 hereto, as of the Effective Date, the present value of all benefit liabilities under each Plan of such Seller or any of its ERISA Affiliates (on an ongoing basis and based on those assumptions used to fund such Plan) did not, as of the last valuation report applicable thereto, exceed the value of the assets of such Plan.

                   (iv) Neither such Seller nor any of its ERISA Affiliates has incurred any Withdrawal Liability that could reasonably be expected to result in a Material Adverse Effect.

                    (v) Neither such Seller nor any of its ERISA Affiliates has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or that a reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

          (s) SOLVENCY. Both prior to and after giving effect to the transactions occurring on each Payment Date, (i) the fair value of the assets of the Seller at a fair valuation will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Seller; (ii) the present fair salable value of the property of such Seller will be greater than the amount that will be required to pay the probable liability of such Seller on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (iii) such Seller will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such Seller will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. For all purposes of clauses (i) through (iv) above, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. Such Seller does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of and amounts of cash to be payable in respect of its debt.

          (t) INVESTMENT COMPANY ACT. Neither such Seller nor any of such Seller's Subsidiaries is (i) an "investment company" registered or required to be registered under the 1940 Act, or (ii) a "holding company", or a "subsidiary company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (u) OWNERSHIP. All of the issued and outstanding capital stock of such Seller (other than Core-Mark) is owned, directly or indirectly, by Core-Mark.

          (v) INDEBTEDNESS TO COMPANY. Such Seller had no outstanding Indebtedness to the Company other than amounts permitted by this Agreement or amounts outstanding under the Subordinated Note.

          (w) RECEIVABLES DOCUMENTS. Upon the delivery, if any, by such Seller to the Company of licenses, rights, computer programs, related materials, computer tapes, disks, cassettes and data relating to the administration of the Purchased Receivables pursuant to subsection 5.01(p), the Company shall have been furnished with all materials and data necessary to permit orderly collection of the Purchased Receivables without the participation of such Seller in such collection.

          (x) RECEIVABLES LISTS. The Receivables Lists set forth in all material respects an accurate and complete listing as of the Cut-Off Date of all Receivables to be transferred to the Company on the Effective Date and the information contained therein with respect to the identity and Principal Amount of each such Receivable is true and correct in all material respects as of the Cut-Off Date.

          The representations and warranties set forth in this Section 4.02 shall survive the transfer and assignment of the respective Receivables to the Company pursuant to this Agreement. Upon discovery by any Seller or the Company of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

                                      ARTICLE V
                                  GENERAL COVENANTS

          Section 5.01. AFFIRMATIVE COVENANTS OF THE SELLERS. Each Seller covenants that, until the Purchase Termination Date shall have occurred with respect to such Seller and there are no amounts outstanding with respect to the Purchased Receivables previously sold by such Seller to the Company (other than Charged-off Receivables):

          (a) PRESERVATION OF CORPORATE EXISTENCE AND NAME. Such Seller will preserve and maintain in all material respects its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could have a Material Adverse Effect.

          (b) MAINTENANCE OF PROPERTY. Such Seller will keep all property and assets useful and necessary to permit the origination, monitoring and collection of Receivables.

          (c) COMPLIANCE WITH LAWS, ETC. Such Seller shall comply in all material respects with all applicable laws, rules, regulations and orders applicable to the Receivables and the Receivables Property, including, without limitation, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy, where failure to so comply could reasonably be expected to have a materially adverse impact on the amount of Collections thereunder.

          (d) VISITATION RIGHTS. At any reasonable time during normal business hours and from time to time upon reasonable notice, according to the Seller's normal security and confidentiality provisions with respect to customer lists, such Seller shall permit (i) the Company, the Trustee or any of its agents or representatives, (A) to examine and make copies of and abstracts from the records, books of account and documents (including, without limitation, computer tapes and disks) of such Seller relating to Receivables and Related Property owned or to be purchased by the Company hereunder, including without limitation, the related Contracts and purchase orders and other agreements and (B) following the termination of the appointment of Core-Mark as Servicer or of such Seller as a Servicing Party with respect to the Receivables, to be present at the offices and properties of such Seller to administer and control the collection of amounts owing on the Purchased Receivables and (ii) the Company, the Trustee or any of its agents or representatives, or the Trustee (upon the giving of appropriate notice to the Company) to visit the properties of such Seller for the purpose of examining such records, books of account and documents, and to discuss the affairs, finances and accounts of such Seller relating to the Receivables or such Seller's performance hereunder with any of its officers or directors and with its independent certified public accountants; PROVIDED, that the Company, the Trustee or such agents or representatives, as the case may be, shall notify such Seller prior to any

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                                                                            29

     contact with such accountants and permit representatives of the Seller to participate in such discussions.

          (e) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Such Seller will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and the Receivables Property in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information which, in each case, in the reasonable discretion of the Company, are necessary or advisable for the collection of all Receivables and the Receivables Property (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Upon the request of the Company, such Seller will deliver copies of all books and records maintained pursuant to this Section 5.01(e) to the Trustee.

          (f) PERFORMANCE AND COMPLIANCE WITH POLICIES, RECEIVABLES AND CONTRACTS. Such Seller will (i) perform its obligations in accordance with and comply in all material respects with the Policies, as amended from time to time in accordance with the Transaction Documents and (ii) at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Receivables and the Contracts related to the Receivables and Related Property and all purchase orders and other agreements related to such Receivables and Related Property.

          (g) OBLIGATIONS. Seller shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its other obligations of whatever nature, except where (i) the amount of validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on its books, or (ii) the failure to so pay, discharge or satisfy all such obligations would not, in the aggregate, be reasonably likely to have a Material Adverse Effect and would not subject any of its properties to any Lien prohibited by subsection 5.03(b).

          (h) LOCATION OF RECORDS. Such Seller will keep its principal place of business and chief executive office, and the offices where it keeps its records concerning the Receivables, all Receivables Property, all Contracts and purchase orders and other agreements related to such Receivables (and all original documents relating thereto), at the address(es) of such Seller referred to in SCHEDULE 2 or, upon 30 days' prior written notice to the Company and the Agents, at such other locations in jurisdictions where all action required by Section 5.01(m) shall have been taken and completed; PROVIDED, HOWEVER, that the Rating Agency Condition shall have been satisfied with respect to any changes in location if such location is not in a state which is within the Tenth Circuit unless it delivers an opinion of counsel reasonably acceptable to the Rating Agencies to the effect that OCTAGON GAS SYSTEMS, INC. V. RIMMER, 995 F.2d 948 (10th Cir. 1993) (other than for records maintained by the Denver, Colorado division of Core-Mark, the Salt Lake City, Utah division of Core-

     Mark and the Albuquerque, New Mexico division of Core-Mark Midcontinent), is no longer controlling precedent in the Tenth Circuit.

          (i) OBLIGATION TO RECORD AND REPORT. Such Seller shall to the fullest extent permitted by GAAP and by applicable law, record each purchase of the Purchased Receivables as a sale on its books and records, reflect each purchase of Purchased Receivables in its financial statements as a sale.

          (j) COLLECTIONS. Instruct each Obligor to make payments in respect of its Receivables to a Lockbox or a Collection P.O. Box or a Lockbox Account or an Eligible Segregated Account or by wire transfer or other electronic payment to a Lockbox Account an Eligible Segregated Account or the Collection Account or as otherwise provided in Section 2.3 of the Servicing Agreement and to comply in all material respects with procedures with respect to Collections reasonably specified from time to time by the Company; including, without limitation, the procedures specified in the Servicing Agreement. In the event that any payments in respect of any such Receivables are made directly to the Seller (including, without limitation, any Collector, any other employees thereof or independent contractors employed thereby), the Seller shall, within one Business Day (except as provided in the Servicing Agreement) of receipt thereof, deposit such amounts to a Lockbox, a Lockbox Account, an Eligible Segregated Account or the Collection Account and, prior to forwarding such amounts, the Seller shall hold such payments in trust as custodian for the Company and the Trustee.

          (k) TAXES. Such Seller will file all tax returns and reports required by law to be filed by it and will pay all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books.

          (l) SEPARATE CORPORATE EXISTENCE OF THE COMPANY. Such Seller hereby acknowledges that the Trustee and the Investor Certificateholders are entering into the transactions contemplated by the Transaction Documents in reliance upon the Company's identity as a legal entity separate from the Sellers and all other Core-Mark Persons. Therefore, from and after the date hereof, such Seller will take (or refrain from taking, as the case may be) such actions and will cause each other Core-Mark Person to take (or refrain from taking, as the case may be) such actions, as shall be required in order that:

                    (i) No Core-Mark Person will pay the Company's operating expenses and liabilities, recognizing, however, that certain organizational expenses of the Company and expenses relating to creation and initial implementation of the securitization program contemplated by the Transaction Documents have been or shall be paid by such Seller.

                   (ii) Each Core-Mark Person will conduct its business in a separate space within, but segregated from, the Company's offices.

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                                                                            31

                  (iii) Each Core-Mark Person will maintain corporate records and books of account separate from those of the Company and telephone numbers, mailing addresses, stationery and other business forms that are separate and distinct from those of the Company.

                   (iv) Any financial statements of any Core-Mark Person which are consolidated to include the Company will contain a detailed note substantially in the form, and to the effect, of the note set forth on SCHEDULE 8.

                    (v) The Company's assets will be maintained in a manner that facilitates their identification and segregation from those of such Seller and the other Core-Mark Persons.

                   (vi) Each Core-Mark Person will strictly observe corporate formalities in its dealings with the Company, and no material amount of funds or other assets of the Company will be commingled or pooled with those of any Core-Mark Person. No Core-Mark Person will maintain joint bank accounts with the Company or other depository accounts with the Company to which any Core-Mark Person has independent access.

                  (vii) Any transaction between the Company and any Core-Mark Person will be fair and equitable to the Company, will be the type of transaction which would be entered into by a prudent Person in the position of the Company with an Core-Mark Person, and will be on terms which are at least as favorable to the Company as may be obtained from a Person which is not an Core-Mark Person, it being understood and agreed that the transactions contemplated in the Transaction Documents meet the requirements of this clause (vii).

                 (viii) No Core-Mark Person will hold itself out, or permit itself to be held out, as having agreed to pay or be liable for the debts of the Company.

                   (ix) The duly elected Board of Directors of the Company and the Company's duly appointed officers shall at all times have sole authority to control decisions and actions with respect to the daily business affairs of the Company.

                    (x) Such Seller will comply in all material respects with the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions which are applicable to such Seller, except, in each case above, for such failure to take actions or refrain from taking actions that are in the aggregate, not material.

          (m)  FURTHER ACTION EVIDENCING PURCHASES.

                    (i) Such Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take

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                                                                            32

          all further action, that may be necessary or desirable or that the Company may reasonably request, to protect or more fully evidence the Company's ownership, right, title and interest in the Receivables and Receivables Property sold by such Seller and its rights under the Contracts with respect thereto, or to enable the Company to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, such Seller will upon the request of the Company (A) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or, in the reasonable opinion of the Company or the Agents, desirable, (B) indicate on its books and records (including, without limitation, master data processing records) that the Receivables and Receivables Property have been sold and assigned to the Company and, in turn, the Company has sold and assigned its interest therein to the Trustee, and provide to the Company, upon request, copies of any such records, (C) after the occurrence of a Purchase Termination Event, contact customers to confirm and verify Receivables and (D) obtain the agreement of any Person having a Lien on any Receivables owned by such Seller (other than any Lien created or imposed hereunder or under the Pooling Agreement or any Permitted
          Lien) to release such Lien upon the purchase of any such Receivables by the Company.

                   (ii) Such Seller hereby irrevocably authorizes the Company and the Trustee to file one or more financing or continuation statements substantially in the form of the originally agreed upon financing statements, and amendments thereto, relative to all or any part of the Receivables and Receivables Property sold or to be sold by such Seller, without the signature of such Seller where permitted by law.

                  (iii) If such Seller fails to perform any of its agreements or obligations under this Agreement, the Company or its assignees may (but shall not be required to) perform, or cause performance of, such agreements or obligations, and the expenses of the Company incurred in connection therewith shall be payable by such Seller as provided in
          Section 9.06.

          (n) LEGEND REQUIREMENT FOR CHATTEL PAPER. Such Seller agrees (i) at all times to comply with the terms and provisions set forth in Schedule 3 to the Pooling Agreement and (ii) that any Receivable that constitutes or is evidenced by "chattel paper" as defined in Article 9 of the UCC as in effect in the Relevant UCC State shall bear a legend stating that such Receivable has been conveyed to the Trust.

          (o) COMPUTER FILES. At its own cost and expense, each Seller shall retain the ledger used by such Seller as a master record of the Obligors and retain copies of all documents relating to each Obligor as custodian and agent for the Company and other Persons with interests in the Purchased Receivables, and each Seller shall assure continued compliance with Section 2.01(e).

          Section 5.02. REPORTING REQUIREMENTS. Each Seller shall furnish to the Company and its assigns (including the Trustee) from the date hereof until the Purchase Termination Date shall have occurred with respect to such Seller and until there are no amounts outstanding with respect to Purchased Receivables previously sold by such Seller to the Company:

          (a) COMPLIANCE CERTIFICATE. Not later than 90 days after the end of each fiscal year and not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, a certificate of a Responsible Officer of such Seller stating that, to the best of such Responsible Officer's knowledge, such Seller during such period, has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Transaction Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Purchase Termination Event or Potential Purchase Termination Event except as specified in such certificate;

          (b) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in Title of ERISA which such Seller files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which such Seller receives from the Pension Benefit Guaranty Corporation if, in each case, such report or notice relates to an event or condition that could reasonably be expected to give rise to a Purchase Termination Event, Amortization Event or a Material Adverse Effect;

          (c) TERMINATION EVENTS: OTHER MATERIAL EVENTS. Such Seller shall furnish to the Company (i) upon the Company's request, a certificate of a Responsible Officer of such Seller certifying, as of the date thereof, that no Purchase Termination Event has occurred and is continuing and setting forth the computations used by the chief financial officer of such Seller in making such determination; (ii) as soon as possible and in any event within two Business Days after a Responsible Officer of such Seller obtains knowledge of the occurrence of any Purchase Termination Event, Potential Purchase Termination Event, Servicer Default, Potential Servicer Default or a written statement of a Responsible Officer of such Seller setting forth details of such event and the action that such Seller proposes to take or has taken with respect thereto; (iii) promptly after obtaining knowledge that a Receivable was, at the time of the Company's purchase thereof, not an Eligible Receivable, notice thereof; (iv) promptly after obtaining knowledge of any threatened action or proceeding affecting such Seller or its Subsidiaries before any court, governmental agency or arbitrator that may reasonably be expected to materially and adversely affect the enforceability of this Agreement and the other Transaction Documents, notice of such action or proceeding; (v) by June 1999, a certificate of a Responsible Officer of such Seller (with a copy to each Rating Agency) certifying, as of the date thereof, that such Seller's computer systems shall be "year 2000 compliant" by September 1999; and
     (vi) promptly following the Company's request therefor, such other information, documents, records or reports with respect to the Receivables or the related Contracts;

          (d) INELIGIBLE RECEIVABLE. Promptly upon determining that any Purchased Receivable originated by it designated as an Eligible Receivable on the applicable Daily Report or Monthly Settlement Statement was not an Eligible Receivable as of the date provided therefor, written notice of such determination; and

          (e) OTHER. Promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of such Seller as the Company or the Agents may from time to time reasonably request in order to protect the interests of the Company and the Agents under or as contemplated by the Transaction Documents.

          Section 5.03. NEGATIVE COVENANTS. Each Seller covenants that, until the Purchase Termination Date shall have occurred with respect to such Seller and there are no amounts outstanding with respect to Purchased Receivables previously sold by such Seller to the Company:

          (a) RECEIVABLES TO BE ACCOUNTS, GENERAL INTANGIBLES OR CHATTEL PAPER. Such Seller will take no action to cause any Receivable to be evidenced by any "instrument" other than in compliance with Section 2.2(g) of the Servicing Agreement or, provided that the procedures set forth in Schedule 3 to the Pooling Agreement are fully implemented with respect thereto, an instrument which together with a security agreement constitutes "chattel paper" (each as defined in the UCC as in effect in the Relevant UCC State). Such Seller will take no action to cause any Receivable to be anything other than an "account", "general intangible" or "chattel paper" (each as defined in the UCC as in effect in the Relevant UCC State).

          (b) SECURITY INTERESTS; SALE OF RECEIVABLES. Except for the conveyances hereunder and as provided below, such Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any other Lien on any Receivable or Receivables Property, whether now existing or hereafter created, or any interest therein; such Seller will immediately notify the Company of the existence of any other Lien on any Receivable or Receivables Property; and such Seller shall defend the right, title and interest of the Company in, to and under the Receivables or Receivables Property, whether now existing or hereafter created, against all claims of third parties claiming through or under such Seller; PROVIDED, HOWEVER, that nothing in this subsection 5.03(b) shall prevent or be deemed to prohibit such Seller from suffering to exist upon any of the Receivables any Permitted Lien.

          (c) EXTENSION OR AMENDMENT OF RECEIVABLES. Such Seller will not extend, rescind, cancel, make any Dilution Adjustment to, amend or otherwise modify, or attempt or purport to extend, rescind, cancel, make any Dilution Adjustment to, amend or otherwise modify, the terms of any Purchased Receivables, except in any such case (i) in accordance with the terms of the Policies, (ii) as required by any Requirement of Law or (iii) in the case of Dilution Adjustments (whether or not permitted by any other clause of this sentence), upon making a Seller Adjustment Payment pursuant to Section 2.05.

          (d) CHANGE IN BUSINESS. Such Seller will not make or permit to be made any change in the character of its business in any material respect if such change could reasonably be expected to have a Material Adverse Effect.

          (e) CHANGE IN POLICIES. Such Seller shall not make or permit to be made any change in the Policies in any material respect, except (i) if such changes or modifications are required under any Requirement of Law, (ii) if such changes or modifications would not reasonably be expected to have a Material Adverse Effect or (iii) if the Rating Agency Condition is satisfied with respect thereto. The Seller shall provide notice to the Company, the Trustee and each Rating Agency of any modification of the Polices; PROVIDED, HOWEVER, that if any change or modification is to be made, other than a change or modification permitted pursuant to clause (i) or (ii) above, and any Investor Certificateholders of a Series are outstanding which are not rated by a Rating Agency, the consent of the applicable Agent (or as specified in the related Supplement) shall be required to effect such change or modification.

          (f) CHANGE IN NAME. Such Seller will not change its name, identity or corporate structure in any manner including by way of any merger, consolidation, amalgamation, liquidation, a winding up or dissolution which would or might make any financing statement or continuation statement (or other similar instrument) relating to this Agreement seriously misleading within the meaning of Section 9-402(7) of the UCC, or impair the perfection of the Company's interest in any Receivable under any other similar law, without having (i) delivered 30 days' prior written notice to the Company, the Servicer and the Trustee and (ii) taken all action required by subsection 5.01(a).

          (g) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. Such Seller shall not instruct any Obligor of any Purchased Receivables to make any payments with respect to any Receivables other than to a Lockbox, a Lockbox Account, a Collection P.O. Box, an Eligible Segregated Account or the Collection Account or otherwise in accordance with the Servicing Agreement.

          (h) ACCOUNTING CHANGES. Such Seller shall not (i) prepare any financial statements which shall account for the transactions contemplated hereby in any manner other than as a sale of the Purchased Receivables by such Seller to the Company; nor (ii) in any other respect account for or treat the transactions contemplated hereby (including for financial accounting purposes, except as required by law) in any manner other than as sales of the Purchased Receivables originated by such Seller to the Company.

          (i) INELIGIBLE RECEIVABLES. Such Seller shall not take any action to cause an Eligible Receivable to cease to be an Eligible Receivable, except in any such case upon making a Seller Repurchase Payment pursuant to
     Section 2.06; PROVIDED that in no event shall an Eligible Receivable becoming an Aged Receivable constitute a breach of this paragraph (i).

                                      ARTICLE VI
                             PURCHASE TERMINATION EVENTS

          Section 6.01. PURCHASE TERMINATION EVENTS. If, with respect to any Seller, any of the following events (each, a "PURCHASE TERMINATION EVENT" with respect to such Seller) shall have occurred and be continuing:

          (a) The Seller shall fail to make any payment or deposit to be made by it hereunder when due and such failure shall remain unremedied for two Business Days; or

          (b) There shall have occurred (i) an Early Amortization Event set forth in Section 7.1 of the Pooling Agreement or (ii) the Amortization Period with respect to all Outstanding Series shall have occurred and be continuing; or

          (c) Any representation or warranty made or deemed to be made by such Seller or any of its officers under or in connection with any Transaction Document, Daily Report, Monthly Settlement Statement or other information, statement, record, certificate, document or report delivered pursuant to a Transaction Document shall prove to have been false or incorrect in any material respect when made or deemed made (including in each case by omission of material information necessary to make such representation, warranty, certificate or statement not misleading); PROVIDED, that no such event shall constitute a Purchase Termination Event unless such event shall continue unremedied for a period of 30 days from the earlier of (A) the date any Responsible Officer of such Seller obtains knowledge thereof and
     (B) the date such Seller receives notice of the incorrectness of such representation or warranty from the Company or the Trustee; PROVIDED, FURTHER,that a Purchase Termination Event shall not be deemed to have occurred under this paragraph (c) based upon a breach of any representation or warranty set forth in Section 4.02 with respect to any Receivable if the Sellers shall have complied with the provisions of subsection 2.06, as the case may be; or

          (d) Such Seller shall fail to perform or observe any other term, covenant or agreement contained in subsection 5.01(c) or (i), subsections 5.02(b), (c) or (d) or Section 5.03 of this Agreement on its part to be performed or observed and any such failure shall remain unremedied for five Business Days; or such Seller shall fail to perform or observe any other such term, covenant or agreement contained in Section 5.01 or 5.02 of this Agreement; PROVIDED, that no failure to perform or observe any other term, covenant or agreement contained in Section 5.01 or 5.02 of this Agreement shall constitute a Purchase Termination Event unless such event shall continue unremedied for a period of 30 days from the earlier of (A) the date any Responsible Officer of such Seller obtains knowledge of such failure and (B) the date such Seller receives notice of such failure from the Company or the Trustee; PROVIDED, FURTHER, that a Purchase Termination Event shall not be deemed to have occurred under this paragraph (d) based upon a breach of any covenant set forth in subsection 5.01(c), (f) or (g) or Section 5.03 with respect to any Receivable if the Sellers shall have complied with the provisions of subsection 2.06, as the case may be; or

          (e) Such Seller shall fail to perform or observe any other term, covenant or agreement contained in any Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for a period of 30 days from the earlier of (A) the date any Responsible Officer of such Seller obtains knowledge of such failure and (B) the date such Seller receives notice thereof from the Company, the Servicer, the Trustee or any Agent; or

          (f) Any Transaction Document to which such Seller is a party shall cease, for any reason, to be in full force and effect, or Core-Mark or such Seller shall so assert in writing, or the Company shall fail to have a valid and perfected first priority ownership interest in substantially all of the Receivables and the Receivables Property; or

          (g) (i) such Seller shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or such Seller shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against such Seller any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against such Seller or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) such Seller or any of its respective Subsidiaries shall take any action in furtherance of any of the acts set forth in clause (i), (ii), or (iii) above; or (v) such Seller shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (h) Core-Mark has been terminated as Servicer following a Servicer Default with respect to Core-Mark under the Servicing Agreement; or

          (i) 15 days shall have elapsed after there shall be filed against such Seller a (i) a notice of federal tax Lien from the Internal Revenue Service with respect to taxes exceeding $100,000 or (ii) a notice of Lien with respect to taxes exceeding $100,000 from the PBGC under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which Section 412(n) of the Code or Section 302(f) of ERISA applies; or (iii) a notice of state tobacco excise tax Lien with respect to taxes exceeding $100,000 in the aggregate from any state Governmental Authority, unless in each case there shall have been delivered to the Trustee and each Rating Agency proof of the release of, or payment of amounts secured by, such Lien;

          (j) there shall be filed against such Seller a notice of any other Lien, the existence of which could reasonably be expected to have a Material Adverse Effect unless there has been delivered to the Trustee proof of release of, or payment of amounts secured by, such Lien; or

     then, (x) in the case of any Purchase Termination Event described in paragraph (b)(i) or (g) (other than clause (v) thereof), the obligation of the Company to purchase Receivables shall thereupon automatically terminate without further notice of any kind, which is hereby waived by such Seller,
     (y) in the case of any Purchase Termination Event described in paragraph
     (b)(ii) above, the obligation of the Company to purchase Receivables shall thereupon terminate without notice of any kind, which is hereby waived by such Seller, unless both the Company and such Seller agree in writing that such event shall not trigger an Early Termination hereunder and (z) in the case of any other Purchase Termination Event, so long as such Purchase Termination Event shall be continuing, the Company may terminate its obligation to purchase Receivables from such Seller by written notice to such Seller (any termination with respect to any Seller pursuant to clause
     (x), (y) or (z) of this Article VI is herein called an "EARLY TERMINATION" with respect to such Seller); PROVIDED, HOWEVER, that in the event of (A) the filing of any notice of Lien described in paragraph (i) above or (B) an involuntary petition or proceeding as described in paragraphs (g)(ii) and
     (g)(iii) above, the Company shall not purchase Receivables from such Seller until such time, if any, as such Lien is released or paid (and evidence of such release is received and verified by S&P) as described above or such involuntary petition or proceeding has been dismissed, PROVIDED that such dismissal shall have occurred within 60 days of the filing of such petition or the commencement of such proceeding; PROVIDED, FURTHER, that upon the occurrence of an Early Termination of a Seller, such the Seller shall have no further obligation to sell any additional Receivables to the Company. Notwithstanding anything to the contrary in this Section 6.01, a delay in or failure of performance referred to under clause (a) above for a period of 10 Business Days after the applicable grace period shall not constitute a Purchase Termination Event, if such delay or failure could not have been prevented by the exercise of reasonable diligence by such Seller and such delay or failure was caused by a Force Majeure Delay.

          Section 6.02. ADDITIONAL REMEDIES. Upon the occurrence of any Purchase Termination Event, the Company shall have, in addition to all other rights and remedies under this Agreement or otherwise all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing, the occurrence of a Purchase Termination Event shall not deny to the Company any remedy (in addition to termination of the Company's obligation to purchase Receivables from any relevant Seller or Sellers) to which the Company may be otherwise appropriately entitled, whether by statute or other applicable law, at law or in equity.

                                     ARTICLE VII
                           INDEMNIFICATION; EXPENSES; COSTS

          Section 7.01.  INDEMNITIES BY THE SELLERS.   Core-Mark and the other
Sellers (other than those Sellers from which the Company has no Receivables outstanding at such time), jointly and severally, agree (i) to pay or reimburse the Company for all its out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement, the other Transaction Documents and any other documents prepared in connection herewith and therewith, the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, all reasonable and documented fees and disbursements of counsel, (ii) to pay or reimburse the Company for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any of the other Transaction Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Company,
(iii) to pay, indemnify and hold the Company harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents and (iv) to pay, indemnify and hold the Company harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (all such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements being herein called "INDEMNIFIED LIABILITIES") (A) which may at any time be imposed on, incurred by or asserted against the Company in any way relating to or arising out of this Agreement or the Transaction Documents or the transactions contemplated hereby and thereby or in connection herewith or any action taken or omitted by the Company under or in connection with any of the foregoing or (B) which would not have been imposed on, incurred by or asserted against the Company but for its having purchased the Receivables hereunder; PROVIDED, that such indemnity shall not be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Company; and PROVIDED, FURTHER, that the Sellers shall have no obligation under this subsection 7.01 to the Company with respect to Indemnified Liabilities arising from (1) any action taken, or omitted to be taken, by a Servicer which is not an Affiliate of the Sellers, (2) any action taken by the Trustee or the Company at the direction of the Trustee in collecting from an Obligor or (3) a delay in payment, or a default, by an Obligor with respect to any Purchased Receivable (other than arising out of (x) any discharge, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Purchased Receivable (including, without limitation, a defense based on such Purchased Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms) or any other claim resulting from the sale of the merchandise or services related to any such Purchased Receivable or the furnishing or failure to furnish such merchandise or services, (y) a failure by any Seller to perform its duties or obligations under this Agreement or (z) the sale of any Purchased Receivable that is designated on the applicable Daily Report to be an Eligible Receivable and is determined to have been at the date of such sale not an Eligible Receivable).

          Without limiting or being limited by the foregoing, but subject to the final proviso in the immediately preceding paragraph, the Sellers (other than those Sellers from which the Company has no Receivables outstanding at such time), jointly and severally, indemnify the Company from and against any and all Indemnified Liabilities relating to or resulting from:

          (a) the transfer by any Seller of any interest in any Receivable or Receivables Property or proceeds thereof to any Person other than the Company;

          (b) reliance on any representation or warranty or statement made or deemed made by any Seller (or any of its officers) under or in connection with this Agreement or in any certificate or report delivered pursuant hereto that, in either case, shall have been false or incorrect in any material respect when made or deemed made;

          (c) the failure by any Seller to comply with any applicable law, rule or regulation of any governmental authority with respect to any Receivable or Receivables Property, or the nonconformity of any Receivable or Receivables Property with any such applicable law, rule or regulation;

          (d) the failure to vest and maintain vested in the Company an ownership interest in any Receivable or Receivables Property, free and clear of any Lien, other than a Lien arising under the Transaction Documents, whether existing at the time of the purchase of such Receivable or Receivables Property or at any time thereafter;

          (e) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables or Receivables Property of any Seller;

          (f) any dispute, claim, offset or defense (other than discharge in bankruptcy of a Seller) of the Obligor to the payment of any Receivable of any Seller (including, without limitation, a defense based on such Receivable or the related Contract not being fully enforceable against the Obligor in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to any such Receivable or the furnishing or failure to furnish such merchandise or services;

          (g) any failure of any Seller to perform its duties or obligations under this Agreement or the Transaction Documents;

          (h) any products liability claim arising out of or in connection with merchandise, insurance or services that are the subject of any Receivable or Receivables Property;

          (i) the commingling of Collections of Receivables at any time with other funds of any Seller;

          (j) any claim involving environmental liability that relates to any property that has been, is now or hereafter will be owned, leased, operated or otherwise used by any Seller;

          (k) any tax or governmental fee or charge (but not including franchise taxes and taxes upon or measured by net income of the Company), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Receivable or Receivables Property, or any interest therein or in any goods which secure any such Receivables, any Receivables Property or any other rights or assets transferred hereunder; or

          (l) any investigation, litigation or proceeding related to this Agreement or in respect of any Receivable or Receivables Property of any Seller.

          Section 7.02. INDEMNITIES BY THE COMPANY. Without limiting any other rights that the Sellers may have hereunder or under applicable law, the Company hereby agrees to indemnify each Seller from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) arising out of or resulting from such Seller's reliance on any representation or warranty made by the Company in this Agreement or in any certificate delivered pursuant hereto that, in either case, shall have been false or incorrect in any material respect when made or deemed made; PROVIDED that any payments made by the Company in respect of any of the foregoing items shall be made solely from funds available to the Company which are not otherwise required to be applied to the payment of any amounts pursuant to any Pooling and Servicing Agreements (other than to the Company), shall be non-recourse other than with respect to such funds and shall not constitute a claim against the Company to the extent that insufficient funds exist to make such payment.

                                     ARTICLE VIII
                                  SUBORDINATED NOTE

          Section 8.01. SUBORDINATED NOTE. (a) On the initial Effective Date, the Company shall issue to each Seller a subordinated note substantially in the form of EXHIBIT A (as amended, supplemented or otherwise modified from time to time, the "SUBORDINATED NOTE"). The aggregate principal amount of the Subordinated Note at any time shall be equal to the difference between (a) the aggregate principal amount on the issuance thereof and each addition to the principal amount of such Subordinated Note with respect to each Seller pursuant to the terms of Section 2.03 as of such time, MINUS (b) the aggregate amount of all payments made in respect of the principal of such Subordinated Note as of such time. All payments made in respect of the Subordinated Note shall be allocated among the Sellers by the Servicer. Each Seller's interest in the Subordinated Note shall equal the sum of each addition thereto allocated to such Seller pursuant to subsection 2.03(d) less the sum of each repayment thereof allocated to such Seller. Interest on the outstanding principal amount of the Subordinated Note shall accrue on the last day of each Settlement Period at a rate per annum equal to the Reference Rate in effect from time to time plus 2% from and including the initial Effective Date to but excluding the last day of each Settlement Period and shall be paid (x) on each Distribution Date with respect to the principal amount of the Subordinated Note outstanding from time to time during the Settlement Period immediately preceding such Distribution Date and/or (y) on the maturity date thereof. Principal hereunder not paid or prepaid pursuant to the terms hereof shall be payable on the maturity date of the Subordinated Note. Default in the payment of principal or interest under the Subordinated Note shall not constitute a Purchase Termination Event under this Agreement, a Servicer
Default under any Servicing Agreement or an Early Amortization Event under the Pooling Agreement or any Supplement thereto.

          Section 8.02. RESTRICTIONS ON TRANSFER OF SUBORDINATED NOTE. Neither the Subordinated Note, nor any right of any Seller to receive payments thereunder, shall be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed.

          Section 8.03. AGGREGATE AMOUNT. Anything herein to the contrary notwithstanding, the Company may not make any payment of any Purchase Price in the form of Indebtedness of the Company under the Subordinated Note unless the aggregate principal amount of Indebtedness evidenced by the Subordinated Note, incurred on or before such Payment Date and outstanding on such Payment Date (after giving effect to all repayments thereof on or before such Payment Date) would not exceed 25% of the outstanding balance of the Receivables on such Payment Date, unless such Seller shall be satisfied (and for purposes hereof, in the absence of notice to the contrary by such Seller to the Company and the Trustee, such Seller shall be deemed satisfied) that, in the ordinary course of its business, the Company will pay the principal of, and interest on, such Indebtedness in accordance with the terms thereof.

                                      ARTICLE IX
                                    MISCELLANEOUS

          Section 9.01. AMENDMENT. Neither this Agreement nor any of the terms hereof may be amended, supplemented or modified except in a writing signed by the Company and the Sellers. Any amendment, supplement or modification shall not be effective until the Rating Agency Condition, if applicable, has been satisfied.

          Section 9.02. NOTICES, ETC. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage-prepaid, by facsimile or by overnight courier, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto given in accordance with this Section 9.02. Copies of all notices and other communications provided for hereunder shall be delivered, if to the Trustee, at its address at 450 West 33rd Street, New York, New York 10001, Attention: Structured Finance Services, and if to the Servicer, at its address set forth on SCHEDULE 4. All notices and communications provided for hereunder shall be effective, (a) if personally delivered by express mail or courier, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid and
(c) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

          Section 9.03. NO WAIVER; REMEDIES. No failure on the part of the Company, the Sellers or the Agents to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 9.04. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Sellers and the Company and their respective successors (whether by merger, consolidation or otherwise) and assigns. Each Seller agrees that it will not assign or transfer all or any portion of its rights or obligations hereunder without the prior written consent of the Company and the Trustee. Each Seller hereby acknowledges and consents to the assignment by the Company of the Receivables and Receivables Property and the rights of the Company under this Agreement pursuant to the Pooling and Servicing Agreements. The Company may not otherwise assign or transfer all or any portion of its rights or obligations hereunder without the prior written consent of the Sellers, except rights relating to the Receivables and the Receivables Property and the rights to receive payments hereunder. Each Seller hereby acknowledges and consents that the Company will grant a security interest in the Lockbox Accounts, the Collection Account and the Eligible Segregated Accounts to the Trust for the benefit of the Certificateholders. Each Seller agrees to take any action that the Company or the Trust may reasonably request in connection with such assignment or security interest. Each Seller agrees that the Trustee shall be entitled to enforce the terms of this Agreement and the rights (including, without limitation, the right to grant or withhold any consent or waiver or give any notice) of the Company directly against such Seller, whether or not a Purchase Termination Event or a Termination Event has occurred and that no consent, waiver or notice given hereunder by the Company shall be effective unless the Trustee has given its written consent thereto. Each of the Trustee and the Certificateholders shall have the rights of third-party beneficiaries under this Agreement.

          Section 9.05. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PROTECTION OF THE COMPANY'S OWNERSHIP OF THE RECEIVABLES AND RECEIVABLES PROPERTY, OR REMEDIES HEREUNDER IN RESPECT THEREOF, MAY BE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          Section 9.06. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR

DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF ANY OF THE PARTIES HERETO OR ANY OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          Section 9.07.   JURISDICTION; CONSENT TO SERVICE OF PROCESS.  (a)
Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Company may otherwise have to bring any action or proceeding relating to this Agreement or the other Transaction Documents against any Seller or its properties in the courts of any jurisdiction.

          (b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent they may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Transaction Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          Section 9.08. INTEGRATION. This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and thereof and shall together constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

          Section 9.09. CAPTIONS AND CROSS REFERENCES. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise provided herein, references in this Agreement to any

"Section," "EXHIBIT," "ANNEX" or "SCHEDULE" are to such Section of or Exhibit or Annex or Schedule to this Agreement, as the case may be.

          Section 9.10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          Section 9.11. NO PETITION IN BANKRUPTCY. Each Seller covenants and agrees that prior to the date which is one year and one day after the date of termination of this Agreement pursuant to Section 9.14, it will not institute against or join any other Person in instituting against the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any State of the United States.

          Section 9.12. ADDITION OF SELLERS. Subject to the terms and conditions hereof, from time to time one or more wholly-owned Subsidiaries of Core-Mark may become additional Sellers parties hereto. If any such Subsidiary wishes to become an additional Seller, it shall submit a request to such effect in writing to the Company. The Company, in its sole and absolute discretion, may, subject to the terms and provisions of the Pooling and Servicing Agreements, agree to or deny any such request, PROVIDED that, if the Company shall have failed to respond to any such request within 30 days after receipt thereof, such request shall be deemed to have been denied. If the Company shall have agreed to any such request, such wholly-owned Subsidiary shall become an additional Seller party hereto on the related Seller Addition Date upon satisfaction of the conditions set forth in Section 3.02 and the conditions, if any, set forth in the Pooling and Servicing Agreements.

          Section 9.13. TREATMENT OF SELLERS OTHER THAN CORE-MARK; TERMINATION THEREOF. (a) Core-Mark hereby covenants and agrees with the Company that Core-Mark shall not permit any Seller (other than Core-Mark) at any time to cease to be a wholly-owned Subsidiary of Core-Mark, except as provided in the following paragraph (b).

          (b) If Core-Mark wishes to permit any Seller (other than Core-Mark) to cease to be a wholly-owned Subsidiary of Core-Mark, then Core-Mark shall submit a request (a "SELLER TERMINATION REQUEST") to such effect in writing to the Company, which request shall be accompanied by a certificate prepared by a Responsible Officer of the Servicer indicating the Purchased Receivables Percentage applicable to such Seller as of the date of submission of such request (the "SELLER TERMINATION REQUEST DATE"). The Company, in its sole and absolute discretion may, subject to the terms and provisions hereof and of the Pooling and Servicing Agreements, consent to or deny any such Seller Termination Request, PROVIDED that, if the Company shall have failed to respond to any such Seller Termination Request within 30 days after receipt thereof, such Seller Termination Request shall be deemed to have been denied.
 If the Company shall have consented to any such Seller Termination Request, and such consent shall not be in violation of any applicable provision of the Pooling and Servicing Agreements, then the relevant Seller shall be terminated as a Seller hereunder immediately upon the consummation of the transaction in connection with which such Seller ceases to be a wholly-owned Subsidiary of Core-Mark; PROVIDED that, if the Purchased Receivables Percentage applicable to such Seller as of the relevant Seller Termination Request

Date is less than 10%, then the Company shall consent to such Seller Termination Request unless such consent would violate the terms and provisions of the Pooling and Servicing Agreements. From and after the date any such Seller is terminated as a Seller pursuant to this subsection, the Company shall cease buying Receivables and Receivables Property from such Seller. Each such Seller shall be released as a Seller party hereto for all other purposes and shall cease to be a party hereto on such termination date.

          (c) A terminated Seller shall have no further obligation under any Transaction Document, other than pursuant to Section 2.06, to repurchase Receivables previously sold by it to the Company.

          Section 9.14. TERMINATION. This Agreement will terminate at such time as (a) an Early Termination shall have occurred with respect to all Sellers herewith and (b) all Receivables purchased hereunder have been collected, and the proceeds thereof turned over to the Company and all other amounts owing to the Company hereunder shall have been paid in full or, if Receivables sold hereunder have not been collected, such Receivables have become Defaulted Receivables and the Company shall have completed its collection efforts with respect thereto; PROVIDED, HOWEVER, that the indemnities of the Sellers to the Company set forth in Article 7 of this Agreement shall survive such termination and PROVIDED further that the Company shall remain entitled to receive any Collections on Receivables sold hereunder which have become Defaulted Receivables.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        THE SELLERS:

                                        Core-Mark International, Inc.


                                        By: /s/ LEO F. KORMAN
                                           ------------------------------------
                                        Name: Leo F. Korman
                                        Title: Sr. VP & CFO

                                        Address:
                                        395 Oyster Point Blvd.
                                        Suite 415
                                        South San Francisco, CA  94080
                                        Telephone:  (650) 589-9445
                                        Facsimile:  (650) 589-4010


                                        Core-Mark Midcontinent, Inc.


                                        By: /s/ LEO F. KORMAN
                                           ------------------------------------
                                        Name: Leo F. Korman
                                        Title: Sr. VP & CFO

                                        Address:
                                        395 Oyster Point Blvd.
                                        Suite 415
                                        South San Francisco, CA  94080
                                        Telephone:  (650) 589-9445
                                        Facsimile:  (650) 589-4010


                                        Core-Mark Interrelated Companies, Inc.


                                        By: /s/ LEO F. KORMAN
                                           ------------------------------------
                                        Name: Leo F. Korman
                                        Title: Sr. VP & CFO

                                        Address:
                                        395 Oyster Point Blvd.
                                        Suite 415

                                        South San Francisco, CA  94080
                                        Telephone:  (650) 589-9445
                                        Facsimile:  (650) 589-4010


                                        THE COMPANY:

                                        CM Capital Corporation


                                        By: /s/ ROBERT A. ALLEN
                                           ------------------------------------
                                        Name: Robert A. Allen
                                        Title: President & CEO

                                        Address:
                                        395 Oyster Point Blvd.
                                        Suite 415, Room A
                                        South San Francisco, CA  94080
                                        Telephone:  (650) 589-9445
                                        Facsimile:  (650) 589-4010


                                        THE SERVICER:

                                        Core-Mark International, Inc.


                                        By: /s/ LEO F. KORMAN
                                           ------------------------------------
                                        Name: Leo F. Korman
                                        Title: Sr. VP & CFO

                                        Address:
                                        395 Oyster Point Blvd.
                                        Suite 415
                                        South San Francisco, CA  94080
                                        Telephone:  (650) 589-9445
                                        Facsimile:  (650) 589-4010